UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Soliciting Material under §240.14a-12

PROSPECT GLOBAL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Prospect Global Resources Inc.

1401 17th Street, Suite 1550

Denver, CO 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 30, 2013

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of
Stockholders to Be Held on August 30, 2013:

This Proxy Statement, the form of proxy and our Form 10-K/A for the year ended March 31, 2013, are available to you at www.prospectgri.com.

To Our Stockholders:

You are cordially invited to attend the annual meeting of the stockholders of Prospect Global Resources Inc. (“Prospect”  or the “Company”) on August 30, 2013, or at any adjournment or postponement thereof, for the following purposes:

1.                                      To elect six directors for a one year term expiring at the 2014 annual meeting of the stockholders, or until their successors are duly elected and qualified;

2.                                      To authorize our board of directors to implement a reverse stock split of up to 50-for-one;

3.                                      To approve the conversion of $5.5 million of preferred stock held by two of our stockholders into the same units issued in our June 2013 public offering;

4.                                      To conduct an advisory vote on executive compensation;

5.                                      To conduct an advisory vote on the frequency of an advisory vote on executive compensation;

6.                                      To approve amendments to Prospect’s Employee Equity Incentive Plan and Director and Consultant Equity Plan to increase the authorized number of shares under the two plans; and

7.                                      To transact such other business as may properly come before the meeting.

Details relating to the above matters are set forth in the attached proxy statement. All of Prospect’s stockholders of record as of the close of business on July 10, 2013 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

The board of directors intends to send these proxy materials to stockholders on or about August 7, 2013.

By Order of the board of directors

/s/Damon G. Barber
Damon G. Barber
Chief Executive Officer and President

August 1, 2013

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

Page
Proxy Solicitation	1
Who Can Vote	1
How You Can Vote	1
Revocation of Proxies	1
Required Votes	2
Voting Procedures	2
Appraisal and Dissenters’ Rights	2
Costs of Proxy Solicitation	2
Admission to the Annual Meeting	2
Stockholder List	2
Share Numbers	2
PROPOSAL 1: ELECTION OF DIRECTORS	3
Recommendation of the board of directors	6
PROPOSAL 2: AUTHORIZATION FOR THE BOARD TO IMPLEMENT A REVERSE STOCK SPLIT	6
Recommendation of the board of directors—Proposal 2	9
PROPOSAL 3: APPROVAL OF THE CONVERSION OF $5.5 MILLION OF PREFERRED STOCK INTO THE SAME UNITS ISSUED IN OUR JUNE 2013 PUBLIC OFFERING	9
Recommendation of the board of directors—Proposal 3	13
PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION	13
Recommendation of the board of directors—Proposal 4	14
PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	14
Recommendation of the board of directors—Proposal 5	14
PROPOSALS 6 AND 7: APPROVAL OF AMENDMENTS TO PROSPECT’S EMPLOYEE EQUITY INCENTIVE PLAN AND DIRECTOR AND CONSULTANT EQUITY PLAN TO PROVIDE THAT THE AUTHORIZED NUMBER OF SHARES UNDER THE TWO PLANS SHALL BE INCREASED	14
Recommendation of the Board of Directors—Proposal 6	19
Recommendation of the Board of Directors—Proposal 7	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
DIRECTORS AND EXECUTIVE OFFICERS	22
Compensation of Directors	23
Executive Compensation	24
Equity Compensation Plan Information	25
Outstanding Equity Awards at Fiscal Year-End	26
The Board of Directors and Committees Thereof	26
Employment Agreements With Chief Executive Officer, Executive Vice Chairman, Interim Chief Financial Officer, Principal Accounting Officer and Chief Operating Officer	30
TRANSACTIONS WITH RELATED PERSONS	32
Conflict of Interest Policy	37
INDEPENDENT AUDIT FEES AND RELATED MATTERS	37
GENERAL INFORMATION	38
Section 16(a) Beneficial Ownership Reporting Compliance	38
Next Annual Meeting of Stockholders	38
Delivery of Documents to Security Holders Sharing an Address	38
OTHER BUSINESS	39
ANNUAL REPORT	39

PROSPECT GLOBAL RESOURCES INC.

1401 17th Street, Suite 1550

Denver, CO 80202

303-990-8444

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

August 30, 2013

Proxy Solicitation

The board of directors of Prospect Global Resources Inc. (“Prospect”, “Prospect Global”, “we”, “us” or “our”) is soliciting proxies to be used at our annual meeting of stockholders to be held at 2:00 p.m. (Mountain time) on  August 30, 2013 at the offices of Brownstein Hyatt Farber Schreck, LLP, 410 17th Street, Suite 2200, Denver, Colorado 80202 and at any time and date to which the annual meeting may be properly adjourned or postponed. The board of directors anticipates that this proxy statement and the accompanying form of proxy will be mailed to the stockholders on or about August 7, 2013. This proxy statement contains important information regarding Prospect’s annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures. Prospect’s principal executive offices are located at 1401 17th Street, Suite 1550, Denver, CO 80202.

Who Can Vote

Stockholders of record at the close of business on July 10, 2013, also referred to herein as the “record date,” and only those stockholders may vote at the annual meeting. As of the record date, we had 115,119,415 issued and outstanding shares of common stock, which were held by approximately 52 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. You will receive separate instructions from your broker or nominee describing how to vote your shares. You are urged to vote by proxy regardless of whether you attend the annual meeting.

How You Can Vote

You can vote your shares if you are represented by proxy or present in person at the annual meeting. If you hold your shares through your broker or other nominee in “street name,” you will receive separate instructions from your broker or nominee describing how to vote your shares; you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to the matter to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on that matter and will not be counted in determining the number of shares necessary for approval.  If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares “FOR” each of the proposals.

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the annual meeting by any of the following three methods:

•                                          by voting in person at the annual meeting;

•                  by delivering to our corporate secretary, Damon G. Barber, a written notice of revocation dated prior to the annual meeting; or

•                  by delivering another proxy dated after the previous proxy.

Required Votes

Each share of common stock has one vote on all matters properly brought before the annual meeting. In order to conduct business at the annual meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. The affirmative vote of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for approval of the other proposals.

Voting Procedures

Votes cast by proxy or in person at the annual meeting will be counted by the persons we appoint to act as election inspectors for the annual meeting. Abstentions and broker non-votes (as described below) are each included in the determination of the number of shares present at the annual meeting for purposes of determining the presence of a quorum and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and except with respect to the election of directors, will have the same effect as negative votes. In the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the tabulation of votes and will have no effect. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.  Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of Prospect common stock held in your name for as many persons as there are directors to be elected.

Appraisal and Dissenters’ Rights

Under Nevada law, stockholders are not entitled to appraisal or dissenters’ rights with respect to the proposals presented in this proxy statement.

Costs of Proxy Solicitation

Prospect will bear the costs of soliciting proxies from its stockholders and anticipates spending an aggregate of $25,000 in connection with such solicitation (such costs exclude amounts normally expended for a solicitation for an election of directors in the absence of a contest, and costs represented by salaries and wages of regular employees and officers). To date, Prospect has spent approximately $5,000 on preparing to solicit proxies. Directors, officers and other employees of Prospect, not specially employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication. Prospect will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

Admission to the Annual Meeting

If you plan to attend the annual meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record and arrive at the annual meeting, you will only be admitted once we verify your share ownership. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

Stockholder List

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the annual meeting and at our principal executive offices located at 1401 17th Street, Suite 1550, Denver, CO 80202 during normal business hours for a period of at least 10 days prior to the annual meeting.

Share Numbers

Numbers of shares set forth in this proxy statement do not give effect to the proposed reverse stock split of up to 50-for-one set forth in Proposal 2 unless the context clearly indicates otherwise.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors proposes that the six nominees described below, each of whom currently serves as a member of our board of directors, be elected for a term ending on the date of our 2014 annual meeting or until his or her successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. It is the intention of the person named as proxy in the enclosed proxy to vote FOR the election of all such nominees.

Each of the nominees has consented to serve as a director. If any director should become unavailable to serve as a director, our board of directors may designate a substitute nominee, or the number of directors that constitutes the full board of directors may be reduced to eliminate the vacancy. In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the board of directors may nominate. The term of our current directors expires at our 2013 annual meeting.

We seek directors with strong reputations and experience in areas relevant to our strategy and operations. Each of the nominees for election as director holds or has held senior management positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, the nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. We believe that each of the nominees has other key attributes that are critical to the composition of an effective board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the board and its committees.

Information Concerning the Nominees for Election as Directors

Dr. Barry Munitz: Chairman of the board of directors.  Dr. Munitz joined our board of directors as chairman in February 2011. From August 2010 to February 2011, Dr. Munitz served as chairman of the board of directors of Old Prospect Global Resources, Inc., our wholly owned subsidiary. Dr. Munitz has been Trustee Professor at the California State University, Los Angeles campus since 2006. Between 2005 and 2010, Dr. Munitz chaired California’s P-16 Council, an organization that develops strategies to improve education in the State of California. Dr. Munitz served as President and CEO of the J. Paul Getty Trust from 1997 to 2006 where he was responsible for the two museums (Brentwood and Malibu), the Conservation and Research Institutes, the philanthropic foundation, the investment portfolio, and all education outreach programs. From 1991 to 1997, he served as Chancellor of the California State University (CSU)—a twenty-three campus system which is the largest senior university in the United States. Prior to that role, Dr. Munitz was vice chairman of the publicly held company MAXXAM and president of the private company which was its major stockholder (Federated Development) where he was involved for a decade in their natural resources activity, as well as timber, banking, energy and real estate. During the past decades, he served as a Trustee of Princeton University, the Seattle Art Museum, and the Courtauld Institute in London, as well as a corporate director at SunAmerica and Kaufman & Broad. Dr. Munitz is the immediate past chair and current vice chair of the board of Sierra Nevada College, is president of the Cotsen Foundation for the Art of Teaching and for Academic Research, is a governor of the three Eli and Edythe Broad Family Foundations and a corporate director at SallieMae. Dr. Munitz received a Bachelor’s degree in Classics and Comparative Literature from Brooklyn College, and received a Masters and a Ph.D. from Princeton University. Dr. Munitz is a fellow of the American Academy of Arts and Sciences and holds honorary degrees from Whittier College, Claremont University, the California State University, the University of Southern California, Notre Dame and the University of Edinburgh.

Director Qualifications:

•                  Leadership Experience—Chair of California’s P-16 Council, president and chief executive officer of J. Paul Getty Trust, chancellor of the California State University (CSU), president of Cotsen Foundation, Governor of three Eli and Edythe Broad Family Foundations, corporate director at SallieMae and extensive board and civic leadership as described in further detail above.

•                  Industry Experience—Extensive experience in the natural resources industry as vice chairman of MAXXAM, President of Federated Development, chairman of Old Prospect Global Resources Inc. and personal investments in the natural resources industry.

Chad Brownstein: Executive Vice Chairman of the board of directors.  Mr. Brownstein, one of our co-founders joined our board of directors as non-executive vice-chairman in August 2011 and became executive vice chairman in August 2012. Mr. Brownstein was an advisor to Crescent Capital Group (formerly Trust Company of the West Leveraged Finance Group) where he focuses on investing in Special Situations. Mr. Brownstein was a Member of Crescent Capital Group from January 2011 to July 2012 and was Senior Vice President at Trust Company of the West from February 2009 to

December 2010. Previously, he was a Senior Advisor at Knowledge Universe Ltd., where he focused on turnaround operations and private equity investing. Prior to that, he was a Partner at ITU Ventures making venture and growth investments with a specialization in corporate strategy. Earlier in his career, Mr. Brownstein worked at Donaldson Lufkin & Jenrette in the Merchant and Investment Banking divisions. Mr. Brownstein is a member of the Cedars Sinai Board of Governors, California Competes Council, and serves on the board of directors for Los Angeles Conservation Corps and First PacTrust Bancorp (a Nasdaq listed company). Mr. Brownstein attended Columbia Business School and received a BA from Tulane University.

Director Qualifications:

•                  Leadership Experience—Member of Crescent Capital Group, Senior Advisor at Knowledge Universe Ltd., Partner, ITU Ventures, Cedars Sinai Board of Governors; director of Los Angeles Conservation Corps and First PacTrust Bancorp (a Nasdaq listed company) and extensive experience in corporate strategy in the capacities described above.

•                  Industry Experience—one of our co-founders and personal investments in the natural resources industry.

Marc Holtzman: Director.  Mr. Holtzman joined our board of directors in April 2011. Since August 2008, Mr. Holtzman has served as vice chairman of Barclays Capital, the investment banking division of Barclays Bank PLC. In 2007, Mr. Holtzman was executive vice chairman of ABN Amro Bank until August 2008. In 2006, Mr. Holtzman was a candidate for the Republican nomination for Colorado Governor. From 2003 through 2005 Mr. Holtzman was president of the University of Denver. Previously from 1999 through 2003, Mr. Holtzman served in the cabinet of Governor Bill Owens as Colorado’s first secretary of technology. In addition, Mr. Holtzman was chairman of Colorado’s Information Management Commission and co-chairman of the Governor’s Commission on Science and Technology. Mr. Holtzman helped guide Colorado’s economic transformation into a fully diversified technology hub. Prior to his tenure in Colorado politics, Mr. Holtzman served as executive vice chairman of ABN Amro Bank, was the co-founder and president of MeesPierson EurAmerica (a firm which was subsequently acquired by ABN Amro) and served as senior adviser to Salomon Brothers, when he lived and worked in Eastern Europe and Russia from September 1989 until October 1998. Drawing on his early experience in helping develop Central Asia’s finance sector, Mr. Holtzman was appointed by Kazakhstan’s Prime Minister to serve on the board of trustees of The Almaty Regional Financial Centre. In addition, since 2008 Mr. Holtzman has served as non-executive chairman of Indus, a leading Indian oil and gas company listed on London’s AIM market with a market capitalization of approximately US $2 billion and since 2009 has served as a director of the Bank of Kigali, Rwanda’s largest financial institution and a public company registered under the Company law of Rwanda and regulated by the National Bank of Rwanda. He holds a bachelor of arts degree in economics from Lehigh University.

Director Qualifications:

•                  Leadership Experience—Vice chairman of Barclays Capital, executive vice chairman of ABN Amro Bank, President of the University of Denver, Secretary of Technology of the State of Colorado, co-founder and president of MeesPierson EurAmerica, senior advisor to Salomon Brothers; non executive chairman of Indus.

•      Industry Experience—Experience in analyzing natural resources investments.

Zhi Zhong Qiu: Director.  Mr. Qiu joined our board of directors in November 2011. Mr. Qiu is the Chairman of Meridian Capital Asia Limited, and has served in this role since June, 2013.  Prior to joining Meridian Capital Asia Limited, Mr. Qiu was the Vice Chairman of Asia Pacific and Chairman of Greater China of Barclays Capital, responsible for the Bank’s senior relationship with corporate clients, institutions and governments from 2009 to 2013. Before joining Barclays Capital, Mr. Qiu was the Chairman of China and Vice Chairman of Asia of ABN AMRO bank, responsible for all the Bank’s activities and business related to China from 2006 to 2009. Mr. Zhi Zhong Qiu is also the Chairman of DragonTech Ventures Fund and its management company and has served in this capacity since 2004. Mr. Qiu holds a number of directorship positions in the investment companies of DragonTech Ventures Fund, including the NYSE listed Suntech Power Holdings (Ticker: STP). Prior to 2002, Mr. Qiu was the Chairman of Greater China Region of Credit Suisse First Boston (“CSFB”), responsible for CSFB’s overall business in the Greater China region (including Taiwan and Hong Kong). Prior to his appointment as the Chairman in 1998 at CSFB, Mr. Qiu was a Managing Director in charge of all derivatives activities for Credit Suisse Financial Products (“CSFP”), the financial derivatives subsidiary of CSFB, in the Great China region. Mr. Qiu joined CSFB in 1991 and became a Managing Director in 1995. He built the CSFP and CSFB’s derivatives and investment banking business in the Greater China region. Mr. Qiu was elected as one of the world’s “50 Most Wanted in Finance” by Global Finance magazine in 1994, and named as one of the 50 world “Derivatives Superstars” by the same magazine in 1995. Prior to joining CSFB, Mr. Qiu held positions in Booz Allen & Hamilton, providing consulting services to major banks and financial institutions in North America and Asia. Mr. Qiu received his B.S. (magna cum laude) in Computer Science from New York University, his B.E. (summa cum laude) in Electrical Engineering from Cooper Union, his M.S. degree in Electrical Power Engineering from Ohio State University, and his M.B.A. from Harvard Business School.

Director Qualifications:

•                  Leadership Experience—Vice Chairman of Asia Pacific and Chairman of Greater China of Barclays Capital, former Chairman of China and Vice Chairman of Asia of ABN AMRO bank, Chairman of DragonTech Ventures Fund and its management company, and former Managing Director in charge of all derivatives activities for Credit Suisse Financial Products.

•                  Industry Experience—Extensive investment and finance experience in international markets.

J. Ari Swiller: Director.  Mr. Swiller joined our board of directors in February, 2011. From October 2010 to February 2011, Mr. Swiller served as a director of Old Prospect Global Resources, Inc., our wholly owned subsidiary. Mr. Swiller co-founded the Renewable Resources Group (RRG) in 2003. RRG has developed two million acre-feet (AF) of water projects, over a gigawatt of renewable energy and marketed hundreds of water rights in nine states. Currently the firm owns and/or manages more than 100,000 acres of farmland for the purpose of water, renewable energy, and/or carbon development. Mr. Swiller’s responsibilities include managing all aspects of the business. Prior to founding RRG, Mr. Swiller was a Principal in The Yucaipa Companies; he served as Vice President of External Affairs at Ralphs Grocery Company and Executive Director of The Ralphs/Food4Less Foundation. He serves on the board of rfXcel Corporation, which develops supply chain performance improvement software. Mr. Swiller also serves on the Board of the Los Angeles Conservation Corps, the Miguel Contreras Educational Foundation and Falcon Waterfree Technologies. Mr. Swiller earned a B.A. from Cornell University.

Director Qualifications:

•                  Leadership Experience—Co-founder of Renewable Resources Group, principal in The Yucaipa Companies, vice president of external affairs at Ralphs Grocery Company, executive director of The Ralph’s/Food4Less Foundation.

•                  Industry Experience—Extensive experience in developing energy and natural resource projects, director of Old Prospect Global Resources Inc.

Conway J. Schatz: Director.  Mr. Schatz joined our board of directors in April 2012. Mr. Schatz currently serves as vice-president of Hexagon, LLC, a Denver-based private equity firm, overseeing energy and real estate investing. Mr. Schatz joined Hexagon in 1998. Prior to 1998, Mr. Schatz worked in the business advisory / audit division of Arthur Andersen, LLP, with client industries such as oil and gas, light manufacturing, financial services, real estate, cable and technology. Mr. Schatz has previously served as a director of a Colorado based real estate operating company and a European real estate fund. and he was a director and audit committee chair of a publicly traded oil and gas company, from June 2010 until January 2012. Mr. Schatz became a certified public accountant in 1996, licensed in the state of Colorado. Mr. Schatz received dual bachelor of science degrees in finance and accounting from Minnesota State University, and an M.B.A. (2001) and an M.S. in real estate development and construction management (2010) from the University of Denver. We have secured financings through Mr. Schatz’s employer, Hexagon, as well as through Very Hungry LLC and the Scott Reiman 1991 Trust as described further under “Transactions with Related Persons — Hexagon Investments, LLC.” Mr. Schatz is also a manager of Very Hungry LLC, but does not have dispositive power over the shares owned by Very Hungry LLC, as described further in the section entitled Security Ownership of Certain Beneficial Owners and Management. Very Hungry LLC owns 7,588,727 shares of our common stock, 4,436,017 shares of our senior mandatorily convertible preferred stock and warrants to purchase 4,841,608 common shares (representing in the aggregate approximately 10.4% of our outstanding shares).

Director Qualifications:

•                  Leadership Experience—Vice-president of Hexagon Investments, director to a real estate operating company and a European real estate fund, former director and audit committee chair of a public company, qualified audit committee financial expert, former consultant at Arthur Andersen, LLP, dual bachelor of science degrees in finance and accounting from Minnesota State University, an executive masters of business administration from the Daniels College of Business at the University of Denver and an executive masters of science in real estate development and Construction Management.

•                  Industry Experience—Experience overseeing energy investing at Hexagon Investments, former consulting work in natural resources industry at Arthur Andersen.

Recommendation of the board of directors

Prospect’s board of directors recommends that you vote “FOR” each of the nominees for election to the board of directors.

PROPOSAL 2

AUTHORIZATION FOR THE BOARD OF DIRECTORS TO IMPLEMENT A REVERSE STOCK SPLIT

The board is seeking stockholder approval to grant the board discretionary authority to effect a reverse split with respect to the issued and outstanding shares of the Company’s common stock.  If Proposal 2, as more fully described below, is approved by the Company’s stockholders, the board may subsequently effect, in its sole discretion, a reverse stock split of up to a 50-for-one exchange ratio.  If approved, the board’s discretion to effect the reverse stock split would last until December 31, 2013, when such discretion would terminate if not exercised by the board.

Reason for Effecting a Reverse Stock Split

The board believes that a reverse stock split is desirable for the following reasons:

•                  Regain Compliance with NASDAQ Listing Rule 5550(a)(1).  As we have previously disclosed, on April 23, 2013, the Company received a deficiency notice from NASDAQ that the Company had failed to maintain a minimum bid price of $1.00 per share for a period of 30 consecutive business days.  The Company has a grace period until October 20, 2013 in which to regain compliance with this NASDAQ listing rule.  To regain compliance, the bid price of our common stock must close at $1.00 per share or more for a minimum of ten consecutive business days any time before October 20, 2013.  The board has concluded that, absent a significant market-driven increase in our stock price, the best way for the Company to increase the closing bid price of our common stock to the level satisfactory for meeting the continued listing requirements of NASDAQ is to effect the reverse stock split.

•                  Increased Share Price.  A reverse stock split may increase the trading price of shares of the Company’s common stock, potentially making them more attractive investments generally and to institutional investors in particular.

•                  Reduced Number of Shares Issued and Outstanding.  Following our recent public offering that closed on June 26, 2013, the Company had 115,119,415 shares of its common stock issued and outstanding and could issue an additional 42,839,890 shares of common stock over the next 90 days if the Series B Warrants received in our recent public offering are exercised in full and an additional 85,679,780 shares if the Series A Warrants issued in the offering and issued upon exercise of the Series B Warrants are exercised. We have an additional 32,347,703 issued and outstanding warrants and options potentially exercisable into shares of the Company’s common stock.  Following a 50-for-one reverse stock split and assuming that Proposals 3, 6 and 7 are approved at the stockholder meeting, we will have approximately 3.2 million shares outstanding, approximately 8.4 million shares reserved for issuance and approximately 288.4 million shares available for issuance.

•                  Reduced Stockholder Transaction Costs.  Because investors typically pay commissions based on the number of shares traded when they buy or sell shares of our common stock, investors may pay lower commissions for trading a given dollar amount of the Company’s common stock if the reverse stock split occurs.

•                  Use of Total Authorized Common Stock Shares.  Absent a reverse stock split, we will have issued or reserved virtually all 300,000,000 of our authorized shares of common stock and therefore would need to seek stockholder approval for an increase of our authorized share of common stock.  In this circumstance, we would not be able to raise additional funds through common equity offerings until our stockholders approved an increase to our authorized shares of common stock.

Potential Risks Associated with a Reverse Stock Split

The following is a non-exhaustive list of potential risks associated with effecting a reverse stock split:

No Guarantee of Increased Share Price. There are no assurances that the trading price of shares of the Company’s common stock will increase upon the effectiveness of any reverse stock split approved by the board. The future performance of our common stock will be based on the Company’s performance and other factors that are unrelated to the number of issued and outstanding shares of our common stock. If the trading price of shares of our common stock does not increase by an amount that is commensurate with the reduction in our shares issued and outstanding as a result of the reverse stock split, the total market capitalization of the Company will decrease.

Increased Number of Odd-Lot Holders. A reverse stock split is likely to result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.

Reduced Liquidity is Possible. The liquidity of our common stock could be adversely affected by the reduced number of shares that would be issued and outstanding if the reverse stock split is approved.

Effect of a Reverse Stock Split

The principal effect of the reverse stock split would be to reduce the number of issued and outstanding shares of the Company’s common stock from 115,194,415 shares to 2,303,888 shares, based on a 50-for-one exchange ratio. As such, each stockholder holding 50 shares of the Company’s common stock immediately prior to the reverse stock split taking effect will become a holder of one share of our common stock after the reverse stock split is consummated.

The reverse stock split itself will not change the proportionate equity interests of our stockholders, nor will the respective voting rights or other rights of stockholders be altered in any way by the reverse stock split, other than as a result of the treatment of fractional shares as described below.  The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The number of authorized shares of the Company’s common stock will not change by virtue of adopting this Proposal 2.  If this Proposal 2 is approved, based on a 50-to-one exchange ratio there will be approximately 288.4 million shares of common stock available for issuance (inclusive of 434,000 shares that would be reserved for issuance pursuant to our Equity Incentive Plans assuming stockholder approval of Proposal 3 approving the conversion of $5.5 million of preferred stock into equity securities and Proposals 6 and 7 which provide that the authorized number of shares under our Equity Incentive Plans shall equal 10% of our outstanding capital stock), 2,570,393 shares exercisable upon exercise of the warrants issued or issuable in connection with our June, 2013 public offering, 633,188 shares exerciseable under other outstanding warrants and options, 500,000 shares reserved for conversion of the Grandhaven option and 154,157 shares reserved for future commitments under existing consulting services agreements.

The unreserved shares of authorized and unissued common stock following the reverse stock split will be available for issuance in connection with such corporate transactions and purposes as may, from time to time, be considered advisable by our board.  Except as discussed herein, however, we have no arrangements, agreements, understandings or plans at the current time for the issuance or use of the additional shares of common stock that will be available following the reverse stock split.  Having such shares available for issuance in the future will allow the shares to be issued as determined by our board without further stockholder action, unless the circumstances require that we seek stockholder approval under the rules of the NASDAQ Capital Market. The issuance of additional shares of common stock for such corporate transactions and purposes could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Our board intends to take these factors into account before authorizing any new issuance of shares.

Potential Anti-Takeover Effects

If the reverse stock split is approved, the increased proportion of authorized but unissued shares of the Company’s common stock to the issued and outstanding shares thereof could, under certain circumstances, have an anti-takeover effect. For example, such a change could permit future issuances of our common stock that would dilute the stock ownership of a person seeking to effect a change in composition of our board or contemplating a tender offer or other transaction for the combination of the Company with another entity.  For additional discussion on potential anti-takeover effects and implications under Nevada law and our bylaws, see “Nevada Anti-Takeover Laws and Certain Articles and Bylaws Provisions below in proposal 3.

The board is not, however, proposing the reverse stock split in response to any effort of which it is aware to accumulate shares of the Company’s common stock or to obtain control of the Company. Rather, the board is proposing the reverse stock split for the reasons outlined above.

Mechanics of Reverse Stock Split and Exchange of Stock Certificates

As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split. As soon as practicable after the effective date, stockholders and holders of securities exercisable for our common stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split to help qualify for stock exchange listing would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificates and should not submit any certificates until they receive a letter of transmittal.

Impact on Equity Incentive Plans, Options, Warrants and Convertible Securities

If the reverse stock split is approved, the number of shares of our common stock that may be issued upon the exercise of conversion rights held by holders of securities convertible into our common stock will be reduced proportionately based upon a 50-for-one exchange ratio. Proportionate adjustments will also be made to the per-share exercise price and the number of shares of our common stock issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of our common stock. Finally, the number of shares reserved for issuance under the Company’s Equity Incentive Plans will be reduced proportionately based on a 50-for-one exchange ratio.

Fractional Shares

The Company will not issue fractional shares in connection with the reverse stock split if it is effected by the board. Instead, any fractional share that results from the reverse stock split will be rounded to the next whole share.

Accounting Matters

Because the reverse stock split will not change the par value of shares of the Company’s common stock, our stated capital attributable to common stock on our balance sheet will be reduced to approximately 2% of its present amount. Additional paid-in capital will increase by the dollar amount by which stated capital decreases.  We have not distributed cash dividends to the holders of our common stock and are not in default on the principal or interest in respect to our outstanding common stock.

Certain Federal Income Tax Consequences of a Reverse Stock Split

IN ACCORDANCE WITH 31 C.F.R. § 10.35(B) (5), THE DISCUSSION OF THE TAX ASPECTS PROVIDED HEREIN HAS NOT BEEN PREPARED, AND MAY NOT BE RELIED UPON BY ANY PERSON, FOR PROTECTION AGAINST ANY FEDERAL TAX PENALTY.  THE TAX DISCUSSION HEREIN IS WRITTEN TO SUPPORT PROPOSAL 2 AND EACH STOCKHOLDER SHOULD SEEK ADVICE BASED ON SUCH STOCKHOLDER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to beneficial holders of shares of our common stock. This summary addresses only such stockholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign and other laws are not addressed in this summary. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split. We have not and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the United States federal income tax consequences of the proposed reverse stock split.  Therefore, the income tax consequences discussed below are not binding on the Internal Revenue Service and there can be no assurance that such income tax consequences, if challenged, would be sustained.

Subject to the above, the United States federal income tax consequences of the proposed reverse stock split may be summarized as follows:

•                  The reverse stock split would qualify as a tax-free recapitalization under the Internal Revenue Code.  Accordingly, a stockholder should not recognize any gain or loss for United States federal income tax purposes as a result of the receipt of the post-reverse stock split common stock pursuant to the reverse stock split.

•                  The shares of post-reverse stock split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss on a subsequent disposition equal to the aggregate basis of the shares of pre-reverse stock split common stock held by the stockholder immediately prior to the reverse stock split.

•                  A stockholder’s holding period for the post-reverse stock split common stock should include the holding period of the pre-reverse stock split common stock exchanged.

No Appraisal Rights

Neither Nevada law nor our Articles of Incorporation or Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the proposal described above. If the proposal to give our board discretion to effect a reverse stock split with respect to issued and outstanding shares of the Company’s common stock is approved at the annual meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

Recommendation of the board of directors—Proposal 2

Prospect’s board of directors recommends that you vote “FOR” this proposal.

PROPOSAL 3:

APPROVAL OF THE CONVERSION OF $5.5 MILLION OF PREFERRED STOCK INTO THE SAME UNITS ISSUED IN OUR JUNE 2013 PUBLIC OFFERING

Prospect’s board of directors is seeking stockholder approval for the conversion of $5.5 million of our Senior Mandatorily Convertible Preferred Stock, referred to herein as the preferred stock, held by two of our stockholders, Very Hungry LLC and Scott Reiman 1991 Trust, into the same units issued in our June 2013 public offering at a conversion rate equal to $0.12, the public offering price in the offering.  Each unit consists of (a) one share of common stock, (b) one Series A Warrant to purchase a share of common stock and (c) one Series B Warrant to purchase one share of common stock and an additional Series A Warrant.  The Series A Warrants and the Series B Warrants are each exercisable for $0.12 per warrant.  The Series B Warrants will expire 90 days from issuance, and the Series A Warrants will expire five years from issuance.  The shares of common stock, the Series A Warrants and the Series B Warrants would be separately transferable upon issuance.

The terms of the preferred stock provide that it will mandatorily convert into the common stock and warrants described above at the close of business on the day on which shareholder approval is received for the conversion and for a reverse stock split sufficient to allow us to issue the common stock upon conversion of the preferred stock and upon exercise of the warrants issued or issuable pursuant to the units received upon conversion.  Very Hungry and the Reiman Trust own 4,436,017.30 and 1,063,982.70 shares of the preferred stock, respectively, which are all of the outstanding shares of preferred stock.  Very Hungry and the Reiman Trust are considered related parties to each other for purposes of the Nasdaq listing rules.

Why We Are Seeking Stockholder Approval

Our board of directors believes it is in our best interest to convert the preferred stock into units in order to avoid the liquidation preference and cash dividend requirements of the preferred stock.  The preferred stock contains a liquidation preference of $5.5 million, which would be payable before any distribution may be made on the common stock in the case of a liquidation, dissolution or winding up of Prospect.  Conversion of the Preferred Stock will eliminate this liquidation preference.  The terms of the preferred stock include mandatory dividends as follows:  (i) on and after December 15, 2013, to but not including June 15, 2014, 20%, (ii) on and after June 15, 2014, to but not including December 15, 2014, 25%, and (iii) on and after December 15, 2014, 30%.  Conversion of the preferred stock into equity securities with no mandatory dividends would eliminate a cash obligation which will help the Company’s cash position.

Our common stock is listed on The NASDAQ Capital Market, and we are subject to the NASDAQ Marketplace Rules. Under NASDAQ Rule 5635:

•                  subsection (b) requires companies which have securities listed on NASDAQ to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company and is referred to as the Change of Control Rule; and

•                  subsection (d) requires companies that have securities listed on NASDAQ to obtain stockholder approval prior to the issuance of common stock in a private offering at a price less than the greater of the book and market value per share of such common stock, if the issuance amounts to 20% or more of the common stock or 20% or more of the voting power of a company outstanding before the issuance and is referred to as the 20% Rule.

Our board has submitted this proposal 3 to our Stockholders for approval because the Change of Control Rule and 20% Rule discussed above may apply to the conversion of the preferred stock.  Very Hungry and the Reiman Trust currently hold stock, warrants and options that on an as-converted basis equal approximately 12.6% of our outstanding common shares and collectively hold 19.9% of our outstanding voting control. Following the preferred stock conversion, they will hold shares of common stock representing 33.9% of our outstanding shares and voting control and if all warrants held by Very Hungry and the Reiman Trust are exercised approximately 65.1% of our outstanding shares and voting control.

Possible Anti-Takeover Effects

Very Hungry and the Reiman Trust currently hold stock representing approximately 7.5% of our outstanding shares, and warrants and options that on an as-converted basis equal approximately an additional 5.5% of our outstanding common shares and collectively hold 19.9% of our outstanding voting control. Following the preferred stock conversion, they will hold stock representing approximately 33.9% of our outstanding shares and voting control,  and assuming exercise of all warrants they own approximately 65.1% of our outstanding shares and voting control.  This could make a change in control or takeover of Prospect more difficult if the stockholders do not support the change of control or takeover. Similarly, the preferred stock conversion could have the effect of making it more difficult to remove Prospect’s current management or any of its directors if the removal is not supported by Very Hungry and the Reiman Trust.

This proposal is not submitted in response to management’s knowledge of any specific effort to acquire control of Prospect in opposition to management and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. These possible anti-takeover effects and implications under Nevada law and our bylaws are discussed in more detail under “Nevada Anti-Takeover Laws and Certain Articles and Bylaws Provisions” below.

Nevada Anti-Takeover Laws and Certain Articles and Bylaws Provisions

Under Nevada law, we have elected not to be governed by two statutes that may have the effect of discouraging corporate takeovers. These statutes, if applicable to us, and provisions of Nevada law and our amended and restated articles of incorporation and bylaws could make the following more difficult:

•                  acquisition of us by means of a tender offer;

•                  acquisition of us by means of a proxy contest or otherwise; or

•                  removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

•                  Stockholder Meetings.  Our bylaws provide that special meetings of the stockholders may be called by two or more Members of the board or by our chief executive officer, and must be called by our chief executive officer upon the written request of the holders of not less than 30% of the voting power of our capital stock.

•                  No Cumulative Voting.  Our amended and restated articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

•                  Undesignated Preferred Stock.  The authorization of undesignated preferred stock in our amended and restated articles of incorporation makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

The two Nevada statutes, which are inapplicable to us absent an amendment to our amended and restated articles of incorporation, are discussed in the next two paragraphs. Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is not in the best interests of the corporation.

Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our second amended and restated articles of incorporation provide that these statutes do not apply to any acquisition of our common stock. Absent such provision in our articles of incorporation, these laws would apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder.”

Our second amended and restated articles of incorporation provide that these statutes shall not apply to us.

Background

As described in detail in our Annual Report on Form 10-K, we are a development stage company engaged in the development of a potash mine in the Holbrook Basin of eastern Arizona. Our business plan requires us to raise significant amounts of capital in order to develop this project.  In May, 2013 Very Hungry and the Reiman Trust loaned us an aggregate of $5.0 million and received from us subordinated notes in an aggregate principal amount of $5.5 million.  In consideration for the subordinated loan we reduced the exercise price on warrants to purchase our common stock held by the lenders to $0.30 per share (in each case from exercise prices ranging from $4.25 per share to $3.00 per share) and extended the maturity of all such warrants to August 1, 2017. The subordinated notes bore no interest and matured on September 9, 2013.  In July 2013 we exchanged the subordinated notes into an aggregate of 5.5 million shares of our senior mandatorily convertible preferred stock.

The affirmative vote of the holders of a majority of the total number of votes of common stock represented (whether in person or by proxy) and entitled to vote at our annual meeting is required to approve this proposal.  Pursuant to NASDAQ rules, Very Hungry and the Trust may not vote on this proposal.

Recommendation of the board of directors—Proposal 3

Prospect’s board of directors recommends that you vote “FOR” this proposal.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the corresponding final rules adopted by the SEC on January 25, 2011, implementing the Dodd-Frank Act, the Company is providing stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers, as described in detail in this Proxy Statement.

We consider the strength and quality of our senior leadership team to be a core component of our strategy for the success of our business. Accordingly, our executive compensation program is designed to attract, retain and motivate top talent. We seek to achieve this goal through a compensation program that rewards Company achievement of annual, long term and strategic goals, as well as recognizing individual contributions to achievement of Company results. Our executive compensation program is comprised of a combination of base salary, annual cash incentives, and annual long-term equity incentives. As an executive’s level of responsibility and position increases, a greater portion of his or her total compensation is based on variable or incentive pay. We believe that this emphasis on incentive based compensation serves to strongly align the interests of our executives with the interests of our stockholders.  We urge our stockholders to read our summary compensation table and other related compensation tables and narrative, appearing on pages 24 through 26, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to Prospect Global Resources Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the board of directors, whether or not the resolution is approved. Although non-binding, the board and the compensation subcommittee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2014 annual meeting.

Approval of proposal 4 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. For purposes of determining the number of votes cast on the matter, only those cast “FOR” and “AGAINST” are included, while abstentions and broker non-votes are not included.

Recommendation of the board of directors — Proposal 4

Prospect’s board of directors recommends that you vote “FOR” the advisory approval of its executive compensation.

PROPOSAL 5

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal No. 5 above provides stockholders with the ability to vote on the compensation of our named executive officers (“say on pay”). This Proposal No. 5 provides stockholders with the ability to vote on the frequency within which stockholders will have the opportunity to vote on the compensation of our named executives (“say on frequency”). Pursuant to the Dodd-Frank Act, this Proposal No. 5 gives the stockholders the ability to vote to have a “say on pay” vote every year, every two years or every three years.

The Company believes that regular communication with stockholders on the issue of executive compensation is important and helps ensure that compensation practices are aligned with stockholder interests. Accordingly, the Company believes that it is appropriate to solicit stockholder input on executive compensation on an annual basis.

Recommendation of the board of directors—Proposal 5

The board of directors unanimously recommends a vote to hold “say on pay” votes EVERY YEAR (as opposed to every two or three years). The vote on the frequency of the “say on pay” vote is advisory and, accordingly, the results are not binding on the Company. Our compensation committee, however, values the input of our stockholders and will consider the results of the vote when making future compensation decisions for our named executive officers.

PROPOSALS 6 AND 7:

APPROVE AMENDMENTS TO PROSPECT’S EMPLOYEE EQUITY INCENTIVE PLAN AND DIRECTOR AND CONSULTANT EQUITY PLAN TO PROVIDE THAT THE AUTHORIZED NUMBER OF SHARES UNDER THE TWO PLANS SHALL BE INCREASED

The 2011 Employee Equity Incentive Plan and the 2011 Director and Consultant Equity Incentive Plan (collectively, the “plans”) were adopted by our board of directors on August 25, 2011, subject to stockholder approval and approved by the stockholders in October 2011. Our stockholders approved an increase in the number of shares available under each plan in August, 2012. The plans provide for the grant of nonstatutory stock option, stock appreciation right, restricted stock, restricted stock unit, bonus stock, and other equity-based awards. The Director and Consultant Equity Incentive Plan provides for the grant of such awards to non-employee directors and consultants of Prospect and its qualifying subsidiaries. The Employee Equity Incentive Plan provides for the grant of such awards, as well as incentive stock option awards, to employees (including employees who are officers) of Prospect and its qualifying subsidiaries. There are currently 13,500,000 shares of common stock reserved for issuance under the Employee Equity Incentive Plan and 8,200,000 shares of common stock reserved for issuance under the 2011 Director and Consultant Equity Incentive Plan. As of July 26, 2013, (i) options to purchase 3,830,000 shares were outstanding under the Employee Equity Incentive Plan and 9,670,000 shares remained available for future grant and (ii) options to purchase 4,475,000 shares were outstanding under the 2011 Director and Consultant Equity Incentive Plan and 3,725,000 shares remained available for future grant. The plans may be administered by the board of directors or by a committee appointed by the board of directors. The plans are currently administered by the compensation subcommittee of the governance, nominating and compensation committee of the board of directors.

The stockholders are now being requested to consider and approve amendments to the plans to provide that the authorized number of shares under the two plans (the “Authorized Amount”) shall be 96.7 million, and shall become 10% of the Company’s outstanding shares of capital stock from time to time (the “10% Amount”) on the first date upon which the aggregate number of shares available for grant under the Plans is less than would be available if the Authorized Amount was the 10% Amount.  If Proposals 6 and 7 are approved Prospect will have a total of approximately 96.5 million shares of common stock available under the plans for future grant, representing 54.9% of our outstanding capital stock (assuming approval of the conversion of the preferred stock held by Very Hungry and the Reiman Trust into units pursuant to Proposal 3).

The board of directors believes the amendments to the plans will continue helping Prospect attract, motivate and retain qualified employees, directors and consultants through the grant of equity-based and performance-based incentives and thereby further align the interests of such personnel with those of our stockholders. The board of directors believes that the amount of the increase under each of the plans is reasonable given the Company’s current needs, growth and potential, including the anticipated hiring of additional employees as our capital position improves and we proceed with development of the Holbrook basin project. The proposed amendments to the plans will not result in any new plan benefits to our directors, executive officers, other than providing them with an opportunity to acquire additional stock-based incentive awards.

Our board of directors believes that the plans are a material element of our overall compensation program and, in turn, will be important to our future financial and operational success. If the amendments to the plans are not approved, our ability to provide equity-based compensation incentives in order to attract, motivate and retain key personnel will be severely limited. On the other hand, if the amendments to the employee plans are approved, we will be able to continue granting employees of Prospect and its qualifying subsidiaries options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Furthermore, if the amendments to the plans are approved, we will be able to continue authorizing discretionary grants of nonqualified stock options, restricted stock, stock appreciation rights, bonus stock, restricted stock units, and other equity-based awards to eligible employees, directors and consultants of Prospect and its qualifying affiliates.

Summary of the Plans

The principal features of the plans are summarized below. This summary is qualified in its entirety by the provisions of the plans which are attached hereto as Annex B and Annex C.

Securities Subject to the Plans

The aggregate number of shares of common stock subject to options and other awards under the employee plan is 13,500,000 and under the director and consultant plan is 8,200,000. If Proposals 6 and 7 are approved the authorized number of shares under the two plans (the “Authorized Amount”) shall be 96.7 million, and shall become 10% of the Company’s outstanding shares of capital stock from time to time (the “10% Amount”) on the first date upon which the aggregate number of shares available for grant under the Plans is less than would be available if the Authorized Amount was the 10% Amount. To the extent that an award expires, ceases to be exercisable, is forfeited or repurchased by Prospect, any shares subject to the award may be used again for new grants under the applicable plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award (other than a stock option) may be used for grants under the applicable plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Prospect or any of its qualifying subsidiaries will not be counted against the shares available for issuance under the plans. The maximum number of shares that may be subject to one or more awards to a participant pursuant to the plans during any calendar year is 1,000,000.

Administration of the Plans

Each plan is administered by the compensation subcommittee of our governance, nominating and compensation committee. To the extent the subcommittee considers it desirable for transactions relating to a grant of awards to be eligible to qualify for an exemption under Rule 16b-3 of the Exchange Act, the subcommittee shall consist solely of two or more directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, and, to the extent the board of directors considers it desirable for compensation delivered pursuant to a grant of awards under the employee plan to be eligible to qualify for an exemption under Code Section 162(m), the subcommittee shall consist of two or more “outside directors” pursuant to Code Section 162(m).

Eligibility

Employees, directors and consultants of Prospect and its qualifying affiliates are eligible to receive options, restricted stock, stock appreciation rights, bonus stock, restricted stock units, and other equity-based awards under the plans. The administrator determines which of such employees, consultants and directors will be granted options or other awards.

Vesting of Awards

An award vests or becomes exercisable at such times as determined by the administrator and set forth in the applicable award agreement. The administrator in its discretion may provide that an award will be vested or exercisable upon (i) the attainment of one or more performance goals or targets established by the administrator, (ii) the participant’s continued employment or service as a director or consultant, (iii) the occurrence of any event or the satisfaction of any other condition specified by the administrator in its sole discretion, or (iv) a combination of any of the foregoing. Each award may have different provisions with respect to vesting and/or exercise of the award. Also, at any time after the grant of an award, the administrator may accelerate the award’s vesting period.

Types of Awards

•                 Options. The administrator may grant employees incentive stock options, meaning they are intended to satisfy the requirements of Code Section 422, or nonqualified stock options, meaning they are not intended to satisfy the requirements of Code Section 422. Directors and consultants may only receive nonqualified stock options. Each option will be evidenced by a written agreement. Award agreements evidencing incentive stock options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Code Section 422. The administrator sets the exercise price at the time the option is granted. The administrator sets the exercise price at the time the option is granted, except that any option that is intended to be an incentive stock option or to constitute Code Section 162(m) performance-based compensation may not be less than 100% of the fair market value (as determined under the employee plan) of the shares of common stock subject to the option on the date the option is granted (or 110% for incentive stock options granted to a 10% owner). Nonqualified stock options may be granted with an exercise price of less than 100% of the fair market value of the shares of common stock subject to the option on the date the option is granted. The term of an option is set by the administrator, provided that the term of the option may not be longer than 10 years from the date the option is granted (or in the case of an incentive stock option granted to a 10% owner, five years from the date of grant). An option may be exercised in whole or in part with respect to whole shares by delivery of an irrevocable notice of exercise in such manner as determined by Prospect. The administrator may allow payment in whole or in part by the following: (i) cash or check or wire transfer; (ii) delivery of shares of common stock; (iii) delivery of a notice that the participant has placed a market sell order with a broker with respect to shares of common stock then issuable; or (iv) a cashless “net exercise” arrangement.

•                  Stock Appreciation Rights. The administrator may issue stock appreciation rights, or SARs, in such amounts and on such terms and conditions as determined by the administrator consistent with the plans. A SAR will be evidenced by a written SAR agreement and will entitle the participant to exercise all or a portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the fair market value on the date of exercise of the SAR by the number of shares of common stock with respect to which the SAR has been exercised. The exercise price per share of common stock subject to each SAR shall be set by the administrator, but shall not be less than 100% of the fair market value of the common stock on the date the SAR is granted. The term of a SAR is set by the administrator provided that the term of the SAR may not be longer than 10 years from the date the SAR is granted. A SAR may be paid to the participant in the form of cash, whole shares, or a combination thereof, based on the fair market value of the shares earned under the SAR on the date of payment.

•                  Restricted Stock. The administrator may issue restricted stock on such terms and conditions as determined by the administrator consistent with the plans. Restricted stock shall constitute issued and outstanding shares of common stock for all corporate purposes and the grantee shall have the right to vote, to receive and retain all regular cash dividends and such other distributions, as the board of directors may designate, pay or distribute on such restricted stock, and to exercise all other rights, powers and privileges of a holder of common stock.

•                  Restricted Stock Units. Restricted stock units or RSUs may be granted to any participant. An RSU entitles the holder to the right to receive shares or cash at the end of a deferral period. At the time of grant, the administrator will specify the date or dates on which the RSUs will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including any performance criteria or other specific criteria, in each case on a specified date or dates or over any period or periods determined by the administrator. Upon the vesting of an RSU, the grantee will become entitled to receive a number of shares of common stock equal to the number of vested RSUs.

•                  Bonus Stock. Bonus stock awards will be made in shares of common stock other than restricted stock and may be subject to performance criteria or any other specific criteria determined by the administrator. The purchase price, if any, for common stock issued in connection with a bonus stock award or deferred stock award will be determined by the administrator in its sole discretion.

•                  Other Awards. The plans provide that the administrator may also grant other equity-based awards or any combination thereof to participants. The term of each such grant or issuance will be set by the administrator in its sole discretion. The administrator may establish the exercise price or purchase price, if any, of any such award as well as any vesting or performance criteria.

•                  Performance Awards. The administrator may grant performance awards to participants under the employee plan. The value of performance awards may be linked to any one or more of the performance criteria or other specific criteria determined by the administrator, in each case on a specified date or dates or over any period or periods determined by the administrator. Performance awards may be paid in cash, shares of common stock, or both. If an award is intended to qualify as “performance-based compensation” under Code Section 162(m)(4), participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied.

Transferability of Awards

Awards granted generally are not transferable except by will or the laws of descent and distribution and are only exercisable during the lifetime of the grantee of the award or the grantee’s guardian or legal representative. The administrator may permit transfers to certain persons or entities related to the participant, including but not limited to members of the grantee’s family or to such other persons or entities as may be expressly approved by the administrator after taking into account any applicable tax or securities laws.

Adjustment to Common Stock

In the event that any dividend or other distribution, recapitalization, common stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, share exchange, or other relevant changes in capitalization, affects Prospect’s common stock such that an adjustment is appropriate to prevent dilution or enlargement of the rights of award grantees, the administrator will make equitable changes or adjustments to outstanding awards to prevent such dilution or enlargement of rights, and adjustments to the number of shares reserved under each plan and the individual limits relating to shares. The changes may include the number and kind of shares of common stock or other property, the exercise price, grant price, or purchase price and terms relating to performance goals (such as share price targets).

Change in Control

In the event of a change in control, the administrator in its sole discretion may (i) subject to certain limitations, negotiate a binding agreement whereby the surviving corporation or acquiring corporation may assume any outstanding award under the plans or may substitute similar stock awards on an equitable basis of appropriate stock of Prospect, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the common stock, (ii) accelerate the vesting of outstanding awards, (iii) upon written notice to participants, provide that all unexercised awards must be exercised or satisfied upon the change in control or within a specified number of days of the date of such change in control, or (iv) prior to such a change in control, terminate any or all unexercised awards in exchange for cash or consideration similar to that received by stockholders of common stock of Prospect, less the exercise price required under any such awards.

Tax Withholding

Prospect may deduct or withhold, or require any participant to remit to Prospect, an amount sufficient to satisfy applicable federal, state, local and foreign withholding tax obligations with respect to any award granted to that participant. The administrator may allow a participant to elect to have Prospect withhold from any cash compensation paid to the participant or shares of common stock otherwise issuable under any award (or allow the return of shares of common stock).

Amendment, Modification and Termination of the Plans

The board of directors may terminate, amend, suspend or modify the plans, in whole or in part, at any time, except that no such action may diminish or impair the rights under an award previously granted without the affected participant’s consent. Stockholder approval must be obtained for any amendment (i) to increase the number of shares available under the plans, (ii) to increase the number of shares available under the employee plan that may be issued as incentive stock options, (iii) change the class of individuals eligible to receive awards under either plan, or (iv) make any other change that would require stockholder approval under applicable laws.

Tax Consequences

The following is a brief summary under current law of the material United States federal income tax consequences to participants in the plans. This summary deals with the general tax principles that apply and does not purport to be a complete description of the federal income tax consequences applicable to a participant or Prospect. Some kinds of taxes, such as foreign taxes and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

•                  Code Section 409A. Certain types of awards under the plans, including certain nonqualified options and restricted stock units, may constitute, or provide for, a deferral of compensation subject to Code Section 409A. Unless certain requirements set forth in Code Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the plans and awards granted under the plans will be structured and interpreted in a manner that is intended to allow the plans and the awards to be exempt from or comply with Code Section 409A.

•                  Nonqualified Stock Options. Holders granted nonqualified stock options under the plans generally will not have taxable income on the grant of the option, nor will Prospect be entitled to any deduction. Generally, on exercise of a nonqualified stock option a holder will recognize ordinary income, and Prospect will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis in the shares of common stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the shares of common stock on the date of exercise the option. Any subsequent gain or loss will be generally taxable as capital gain or loss. Nonqualified stock options granted with an exercise price below the fair market value of a share of common stock on the date of grant may be subject to Code Section 409A.

•                  Incentive Stock Options. There is no taxable income to an incentive stock option holder at grant or upon exercise of the incentive stock option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price may be an “item of adjustment” for the holder for purposes of the alternative minimum tax. Gain realized by the holder on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to Prospect, unless the holder disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred, then the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and Prospect will be entitled to a corresponding deduction.

•                  Stock Appreciation Rights. No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the holder in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

•                  Restricted Stock. A holder generally will not have taxable income on the grant of restricted stock, nor will Prospect then be entitled to any deduction, unless the holder makes an election under Code Section 83(b). However, when restrictions on shares of restricted stock lapse, the holder generally will recognize ordinary income, and Prospect will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.

•                  Bonus Stock. Upon a grant of bonus stock, a holder generally will have taxable income equal to the value of the bonus stock, and Prospect will be entitled to a deduction in the same amount.

•                  Restricted Stock Units. A holder generally will not realize taxable income at the time of the grant of restricted stock units, and Prospect will not be entitled to a deduction at that time. Instead, when the restricted stock units are settled, whether in cash or common stock, the holder will have ordinary income, and Prospect will be entitled to a corresponding deduction. Restricted stock units may be subject to Code Section 409A.

Code Section 162(m).  As described above, Prospect is generally entitled to a deduction equal to the ordinary income realized by a participant in connection with awards made under the employee plan. However, compensation paid to Prospect’s named executive officers is generally subject to the $1 million annual deduction limitation of Code Section 162(m). This limitation does not apply to performance-based compensation that meets certain requirements, including a stockholder approval requirement. If the employee plan is approved by our stockholders, it is anticipated that performance-based awards granted under the employee plan will qualify for an exemption from the Code Section 162(m) deduction limitation.

The affirmative vote of the holders of a majority of the total number of votes of common stock represented (whether in person or by proxy) and entitled to vote at our annual meeting is required to approve each of proposals 6 and 7.

Recommendation of the Board of Directors—Proposal 6

Prospect’s board of directors recommends that you vote “FOR” this proposal.

Recommendation of the Board of Directors—Proposal 7

Prospect’s board of directors recommends that you vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of July 26, 2013 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of the outstanding common stock. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of July 26, 2013, we had 115,194,415 issued and outstanding shares of common stock. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Central Valley Administrators, Inc.	10,538,583	9.15%
Very Hungry LLC(3)	12,430,335	10.36%
The Karlsson Group(4)	8,605,834	6.95%
Avalon Portfolio, LLC(5)	5,969,603	5.10%
Hudson Bay Master Fund	15,000,000	12.23%
Capital Ventures International	8,000,000	6.71%
Tenor Opportunity Master Fund	7,450,000	6.26%
Alpha Capital Anstalt	7,000,000	5.90%
Cranshine Master Fund	6,300,000	5.32%
Midsummer Small Cap Master, Ltd.	6,700,000	5.65%
Directors and Executive Officers
Dr. Barry Munitz, Chairman of the board of directors(6)	1,825,000	1.57%
Chad Brownstein, Executive Vice Chairman of the board of directors(7)	7,072,160	5.94%
Marc Holtzman, Director (8)	440,000	0.38%
J. Ari Swiller, Director(9)	390,000	0.34%
Zhi Zhong Qiu, Director(10)	340,000	0.29%
Conway J. Schatz(11)	140,000	0.12%
Damon Barber, Chief Executive Officer and President, starting March 6, 2013 and Chief Financial Officer from December 13, 2012 through March 6, 2013(12)	333,334	0.29%
Wayne Rich, Senior Vice President, Treasury and Accounting, and Principal Accounting Officer, Chief Financial Officer until December 13, 2012(13)	1,000,000	0.86%
Gregory Dangler, Interim Chief Financial Officer starting March 7, 2013(14)	290,000	0.25%
Patrick L. Avery, Chief Executive Officer, President, Director until March 7, 2013 (15)	2,250,000	1.94%
Brian Wallace, Chief Operating Officer, Executive Vice President until April 2, 2013(16)	500,000	0.43%
Devon Archer, Director until November 29, 2012(17)	1,800,000	1.56%
James Dietz, Director until March 7, 2013	0	0.0%
Total beneficial ownership of directors and officers, including former officers, as a group (twelve persons)(6)(7)(8)(9)(10)(11)(12)(13)(14)	14,580,493	11.78%

(1)                     Each person listed has sole investment and/or voting power with respect to the shares indicated, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Amounts listed in this column reflect shares issuable upon the exercise of options and warrants exercisable on July 26, 2013 or within 60 days thereafter.

(2)                     Number of shares deemed outstanding includes 115,194,415 shares of our common stock outstanding as of July 26, 2013 and any grants, options and warrants for shares that are exercisable by such beneficial owner on July 26, 2013 or within 60 days thereafter.

(3)                     Very Hungry LLC holds 7,588,727 shares of our common stock and immediately exercisable warrants to purchase 4,841,608 shares of our common stock at $0.30 per share expiring on August 1, 2017. The address of the reporting person is 730 17th St., Suite 800, Denver, CO 80202.

(4)                     The Karlsson Group holds immediately exercisable warrants to purchase 5,605,834 shares of our common stock at $0.25 per share expiring on May 30, 2019 and immediately exercisable warrants to purchase 3,000,000 shares of our common at $0.12 per share expiring on June 26, 2018. The address of the reporting person is 18 Ozone Avenue, Venice, CA 90291.

(5)                     Avalon Portfolio, LLC holds 4,069,603 shares of our common stock and an immediately exercisable warrant to purchase 1,900,000 shares of our common stock at $3.00 per share expiring on February 3, 2014. The address of the reporting person is 5786 La Jolla Blvd., La Jolla, CA 92037.

(6)                     Dr. Munitz, our board chairman, holds 1,125,000 shares of our common stock and immediately exercisable options to purchase 700,000 shares of our common stock. Of the 700,000 options, 400,000 have an exercise price of $4.25 per share and an expiration date of December 26, 2021 while 300,000 have an exercise price of $2.60 per share and an expiration date of July 1, 2022. Dr. Munitz also owns a 15% non-voting ownership interest in Buffalo Management LLC. Chad Brownstein, our executive vice chairman, has sole voting and dispositive power of the shares owned by Buffalo. The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

(7)                     This amount includes (i) Mr. Brownstein’s personal holdings of immediately exercisable options to purchase 100,000 shares of our common stock at an exercise price of $4.25 per share expiring on December 26, 2021 and options to purchase 200,000 shares of our common stock at an exercise price of $2.60 per share and having a vesting date of July 1, 2013 and an expiration date of July 1, 2022, (ii) 13,500 shares of our common stock held by Mr. Brownstein’s minor children, (iii) 274,667 shares of our common stock and warrants to purchase 3,583,993 shares of our common stock at a weighted average exercise price of $3.07 per share held by Buffalo Management LLC and (iv) 2,900,000 shares of our common stock owned by Quincy Prelude LLC. Mr. Brownstein owns 100% of the voting interest of Quincy Prelude LLC. Quincy Prelude LLC owns 100% of the voting interests and 75% of the economic interests of Buffalo Management LLC and has sole voting and dispositive power of the shares owned by Buffalo. The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202 .

(8)                     Mr. Holtzman, one of our directors, holds immediately exercisable options to purchase 300,000 shares of our common stock at an exercise price of $4.25 per share expiring on December 26, 2021 and options to purchase 140,000 shares of our common stock at an exercise price of $2.60 per share and having a vesting date of July 1, 2013 and an expiration date of July 1, 2022. The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

(9)                     Mr. Swiller, one of our directors, holds 150,000 shares of our common stock and immediately exercisable options to purchase 100,000 shares of our common stock at an exercise price of $4.25 per share expiring on December 26, 2021 and options to purchase 140,000 shares of our common stock at an exercise price of $2.60 per share and having a vesting date of July 1, 2013 and an expiration date of July 1, 2022. The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

(10)              Mr. Qiu, one of our directors, holds immediately exercisable options to purchase 200,000 shares of our common stock at an exercise price of $4.25 per share expiring on December 26, 2021 and options to purchase 140,000 shares of our common stock at an exercise price of $2.60 per share and having a vesting date of July 1, 2013 and an expiration date of July 1, 2022. The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

(11)              Mr. Schatz, one of our directors, holds options to purchase 140,000 shares of our common stock at an exercise price of $2.60 per share and having a vesting date of July 1, 2013 and an expiration date of July 1, 2022. Mr. Schatz is a manager of Very Hungry LLC but does not have dispositive power over the shares owned by Very Hungry LLC. The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

(12)              Mr. Barber, our president and chief executive officer since March 7, 2013 and formerly our chief financial officer from December 13, 2012 through March 7, 2013, holds options to purchase 1,000,000 shares of our common stock at an exercise price of 2.60 per share, of which 333,334 options are fully vested, 333,333 options will vest on December 13, 2013 and 333,333 options will vest on December 13, 2014. The options expire on December 13, 2022. The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

(13)              Mr. Rich, our former chief financial officer, assumed the position of senior vice president, accounting and treasury effective as of December 13, 2012. Mr. Rich continues to be our principal accounting officer and holds options to purchase 1,000,000 shares of our common stock at an exercise price of $4.25 per share expiring on December 26, 2021. These options are immediately exercisable. The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

(14)              Mr. Dangler, our interim chief financial officer since March 7, 2013 and before that our vice present of corporate finance, holds options to purchase 140,000 shares of our common stock at an exercise price of $2.60 per share expiring on July 1, 2022, of which 100,000 are immediately exercisable and 40,000 having a vesting date of July 1, 2013, and options to purchase 300,000 shares of our common stock at an exercise price of $2.88 per share expiring on October 18, 2022, of which 150,000 are immediately exercisable and 150,000 having a vesting date of October 18, 2013. The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

(15)              Mr. Avery, formerly our chief executive officer and president until March 7, 2013, received stock-based compensation of 1,500,000 shares of common stock on August 17, 2010, all of which have vested. Mr. Avery also holds immediately exercisable options to purchase 600,000 shares of our common stock at an exercise price of $4.25 per share expiring on December 26, 2021 and immediately exercisable options to purchase 150,000 shares of our common stock at an exercise price of $2.60 per share expiring on July 1, 2022.  The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

(16)              Mr. Wallace, formerly our chief operating officer and executive vice president until March 7, 2013, holds options to purchase 500,000 shares of our common stock at an exercise price of $2.60 per share and an expiration date of July 1, 2022. The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

(17)              Mr. Archer, formerly one of our directors, has sole voting and dispositive power of the 100,000 shares of our common stock beneficially owned by Archer Diversified Investments LLC. In addition, Mr. Archer’s personal holdings include immediately exercisable options to purchase 1,700,000 shares of our common stock at an exercise price of $2.60 per share with an expiration date of November 26, 2022.  The address of the reporting person is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the persons who are our directors and named executive officers as of the date of this proxy statement:

Name	Age	Position
Dr. Barry Munitz	72	Chairman of board of directors
Chad Brownstein	40	Executive Vice Chairman of board of directors
Marc Holtzman	53	Director
Zhi Zhong Qiu	58	Director
J. Ari Swiller	44	Director, Chairman of Finance and Operations Committee and Chairman of Governance, Nominating and Compensation Committee
Conway J. Schatz	43	Director, Chairman of Audit Committee
Damon G. Barber	45	President, CEO and Secretary
Gregory Dangler	31	Interim CFO
Wayne Rich	48	Principal Accounting Officer and Treasurer

Directors hold office for a period of one year from their election at the annual meeting of stockholders and until a particular director’s successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other. It is expected that our board of directors will elect officers annually following each annual meeting of Stockholders.

Biographies for Dr. Munitz and the other members of our current board of directors are set forth above in Proposal 1: Election of Directors. Based on the Nasdaq rules, our independent directors are Mr. Holtzman, Mr. Qiu, Mr. Schatz and Mr. Swiller. Biographies for Mr. Barber, Mr. Dangler and Mr. Rich are below.

Damon Barber: President, CEO and Secretary.  Mr. Barber became our president and chief executive officer on March 7, 2013.  Mr. Barber served as our chief financial officer from December 2012 to March 2013. Prior to joining Prospect Global, Mr. Barber was the chief executive officer and an executive director of CST Mining Group Limited from April 2010 to September 2011. While at CST, Mr. Barber led a $600 million public equity raise to acquire two copper mine development projects and subsequently directed the development of one project into production and directed the development of the second project to where it was sold for $505 million and returned CST approximately two times its total investment in the project. From June 2010 to September 2011, Mr. Barber also served as chairman of Marcobre S.A.C., a joint venture between CST and Korea Resources Corporation and LS Nikko. From October 2011 to December 2012, Mr. Barber worked as a consultant in the natural resources industry and managed his personal investments. Prior to joining CST, Mr. Barber was a managing director at Deutsche Bank from October 2007 to January 2010 and also served as head of Deutsche Bank’s metals and mining investment banking practice in Asia-Pacific from January 2009 until January 2010. From February to March 2010, Mr. Barber provided consulting services. Mr. Barber has over 20 years of experience in the natural resources industry in both management and advisory roles, including over 12 years advising and assisting natural resource companies on mergers & acquisitions, debt and equity capital raisings, leveraged buy-outs and project financings during his time with Deutsche Bank and from 1998 to 2007 as a member of Credit Suisse’s energy group. Prior to this, Mr. Barber was a bond trader at Credit Suisse First Boston from 1996 to 1998 and was also a section foreman at CONSOL Energy Inc.’s Loveridge Mine from 1990 to 1994. Mr. Barber holds a Bachelor of Science degree in Mining Engineering, cum laude, from the University of Kentucky and a Master of Business Administration degree, with distinction, from the Wharton School of Business.

Gregory M. Dangler: Interim CFO.  Mr. Dangler has a broad background in private equity investing, development of large-scale technical infrastructure projects, and the financing and management of international growth companies. Mr. Dangler served as our vice president of finance from March 2012 until March 2013 when he became our interim chief financial officer. From October 2011 to March 2012, Mr. Dangler managed his investments. Prior to that, Mr. Dangler served as chief executive officer of a technology and telecommunications company from October 2008 to October 2011. As the founding executive, he helped the company raise capital and establish its global presence with operating interests in Africa and South America.  Prior to that, Mr. Dangler was an associate with ITU Ventures, a leading private equity and venture capital firm focused on growth stage technology investments. While with ITU, Mr. Dangler executed private and public equity transactions, directed activity for mergers and acquisitions, and provided strategic support to portfolio companies. Mr. Dangler began his professional career as an Air Force officer managing complex and large-scale infrastructure projects. Mr. Dangler received a Meritorious Service Medal for outstanding achievement in delivering a large-scale technology program, which directly supported over 20 national security space launch missions. Mr. Dangler received a BS in Mechanical

Engineering from the United States Air Force Academy and an MBA in Finance from the University of Southern California’s Marshall School of Business.

Wayne Rich: Senior Vice President Accounting and Treasury and Treasurer.  Mr. Rich served as chief financial officer and vice president of finance from September 6, 2011 until December 13, 2012.  Since December 13, 2012, Mr. Rich has served as our Senior Vice President Accounting and Treasury. Mr. Rich served as treasurer and director of corporate finance at Thompson Creek Metals Inc., a publicly traded metals and mining company, from October 2008 until September 2011. Prior to that he served in several capacities at The Doe Run Resources Corporation, an integrated mining and metals manufacturing company, from August 1998 to October 2008, including as treasurer from April 2007 to October 2008 and assistant treasurer from July 2004 to April 2007. Mr. Rich holds a masters in business administration from Illinois State University and a bachelors of science in accountancy from Eastern Illinois University.

Compensation of Directors

The table below sets forth the compensation earned by our non-employee directors during the 2013 and 2012 fiscal years. There were no non-equity incentive plan compensation, change in pension value or any non-qualifying deferred compensation earnings during these fiscal years. All amounts are in dollars. On February 11, 2011, Prospect Global (formerly known as Triangle Castings, Inc.) completed a reverse merger and acquired Prospect Global Resources Inc., a Delaware corporation incorporated on August 5, 2010, referred to herein as Old Prospect Global.

Name	Year	Fees Earned or Paid in Cash Compensation	Stock Awards	Option Awards	All Other Compensation	Total
Dr. Barry Munitz(1),(10)	2013	$150,000	—	$732,780	$100,000	$982,780
	2012	$37,500	—	$1,363,952	—	$1,401,452

Chad Brownstein(2),(10)	2013	$25,000	—	$369,226	—	$394,226
	2012	$12,500	—	$340,988	—	$353,488

Devon Archer(3),(10)	2013	$50,000	—	$2,891,679	$100,000	$3,041,679
	2012	$12,500	—	—	—	$12,500

Marc Holtzman(4),(10)	2013	$50,000	—	$258,458	—	$308,458
	2012	$12,500		$1,022,964	—	$1,035,464

Zhi Zhong Qiu(5),(10)	2013	$50,000	—	$258,458	—	$308,458
	2012	$12,500	—	$681,976	—	$694,476

Scott Reiman(6),(10)	2013	—	—	—	—	—
	2012	$12,500	—	$681,976	—	$694,476

J. Ari Swiller(7),(10)	2013	$131,250	—	$258,458	—	$389,708
	2012	$17,500	—	$340,988	—	$358,488

Conway J. Schatz(8),(10)	2013	$75,000	—	$258,458	—	$333,458
	2012	—	—	—	—	—

James Dietz(9)	2013	$12,500	—	—	—	$12,500
	2012	—	—	—	—	—

(1)                                 Dr. Munitz joined our board of directors as chairman in February 2011. From August 2010 to February 2011, Dr. Munitz served as chairman of the board of directors of Old Prospect Global. Dr. Munitz received expense reimbursements from us of $3,301 in fiscal year 2013 and $0 in year 2012.  Dr. Munitz also received a $100,000 bonus in fiscal year 2013 in addition to his regular board pay.

(2)                                 Mr. Brownstein joined our board of directors as non-executive vice chairman in August, 2011 and became executive vice chairman on August 1, 2012. Mr. Brownstein received expense reimbursements from us of $96,870 in fiscal year 2013 (prior to Mr. Brownstein becoming executive vice chairman on August 1, 2013) and $22,266 in year 2012.

(3)                                 Mr. Archer joined our board of directors in March and resigned from our board of directors in November, 2012. Mr. Archer received expense reimbursements from us of $59,942 in fiscal year 2013 and $0 in year 2012. Mr. Archer also received a $100,000 bonus in fiscal year 2013 in addition to his regular board pay.

(4)                                 Mr. Holtzman joined our board of directors in April, 2011. Mr. Holtzman did not received any expense reimbursements from us in fiscal years 2013 and 2012.

(5)                                 Mr. Qiu joined our board of directors in November, 2011. Mr. Qiu received expense reimbursements from us of $21,779 in fiscal year 2013 and $0 in year 2012.

(6)                                 Mr. Reiman joined our board of directors in August, 2011 and resigned in March, 2012. Mr. Reiman did not receive any expense reimbursements from us in fiscal years 2013 or 2012.

(7)                                 Mr. Swiller joined our board of directors in February, 2011. From October 2010 to February 2011, Mr. Swiller served as a director of Old Prospect Global. Mr. Swiller received expense reimbursements from us of $15,047 in fiscal year 2013 and $0 in year 2012.

(8)                                 Mr. Schatz joined our board of directors as of April 1, 2012. Mr. Schatz received expense reimbursements from us of $5,261 in fiscal year 2013 and $0 in year 2012.

(9)                                 Mr. Dietz joined our board of directors in November, 2012 and resigned from the board in March, 2013. Mr. Dietz received expense reimbursements from us of $1,617 in fiscal year 2013 and $0 in year 2012.

(10)                          For the years ended March 31, 2013 and March 31, 2012, we paid annual cash compensation (payable quarterly) of $150,000 and $75,000, respectively, to our chairman of the board, $100,000 and $0, respectively to our vice chairman of the board, $100,000 and $50,000, respectively, to the chairman of the audit committee, $75,000 and $35,000, respectively to the chairmen of the finance committee and the compensation and operations committee and $50,000 and $25,000, respectively, to each other non-employee director. Such amounts are reflected in the table above.

Executive Compensation

Summary compensation table

On March 20, 2012, Prospect’s board of directors resolved to change our fiscal year end from December 31 to March 31, commencing with the 12 month period ending March 31, 2012. The table below sets forth the compensation earned by our named executive officers during the 2013 and 2012 fiscal years taking into account our change in fiscal year. There were no non-equity incentive plan compensation, change in pension value or any non-qualifying deferred compensation earnings during fiscal 2013 or 2012. The amounts in the table are in dollars.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Damon Barber(2)(4)(5)	2013	$134,712	—	—	$682,081	—	—	$6,075	$822,868
Chief Executive Officer, President and Secretary starting March 7, 2013 and Chief Financial Officer from December 13, 2012 through March 7, 2013	2012	—	—	—	—	—	—	—
Patrick L. Avery(1) (4)(5)	2013	$563,946	$575,000		$619,059	—	—	$26,483	$1,784,488
Chief Executive Officer, President and Director, until March 7, 2013	2012	$269,167	$270,000		$2,045,928	—	—	$27,005	$2,612,100
Wayne Rich(4)(5)	2013	$275,000	$50,000	—	—			$22,165	$347,165
Current Principal Accounting Officer and Treasurer; Chief Financial Officer starting September 6, 2011 until December 13, 2012	2012	$156,597	$100,000	—	$3,443,751	—	—	$11,799	$3,712,147
Gregory M. Dangler(2)(4)(5)	2013	$146,500	$105,000	—	$911,069	—	—	$11,255	$1,173,824
Interim Chief Financial Officer starting March 7, 2013	2012	—	—	—	—	—	—	—
Chad Brownstein(2)(3)(5)	2013	$250,000	$365,000	—	—	—	—	$6,191	$621,191
Executive Vice Chairman, starting August 1, 2013	2012	—	—	—	—	—	—	—	—
Brian W. Wallace(2)(4)(5)	2013	$281,250	$100,000	—	$1,852,238	—	—	$114,092	$2,349,453
Chief Operating Officer, Executive Vice President starting August 15, 2012 until April 2, 2013	2012	—	—	—	—	—	—	—	—

(1)                                      Mr. Avery was appointed director, chief executive officer and president of Old Prospect Global on August 17, 2010 and upon consummation of the reverse merger in February 2011 was appointed director, chief executive officer and president of Prospect Global on February 11, 2011 and served in this same capacity through March 7, 2013.

(2)                                      Mr. Barber, Mr. Dangler, Mr. Brownstein and Mr. Wallace did not earn compensation as named executive officers during our 2012 fiscal year.

(3)                                      Does not include compensation or the value of stock options granted to Mr. Brownstein as non-executive vice chairman prior to him becoming our executive vice chairman on August 1, 2012.

(4)                                      Other compensation consists of payments by Prospect Global of executive health benefits for coverage for the named executive officers and in the case of Mr. Dangler and Mr. Wallace also includes $5,000 and $100,000 of moving assistance, respectively.

(5)                                      The following named executive officers also received expense reimbursements from Prospect Global in fiscal years 2013 and 2012, respectively, of: Mr. Barber $56,224 and $0; Mr. Avery $6,817 and $6,450; Mr. Rich $2,240 and $3,971; Mr. Dangler $3,674 and $0; Mr. Brownstein $96,870 and $22,266 and Mr. Wallace $8,564 and $0.

Equity Compensation Plan Information

The table below describes equity compensation plans approved by our Stockholders prior to June 28, 2013:

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
2011 Employee Equity Incentive Plan (1),(3)	4,033,000	(2)	$3.26	9,467,000	(2)
2011 Director and Consultant Equity Incentive Plan (1), (4)	4,725,000	(2)	$3.09	3,475,000	(2)

(1)                                 Reflects equity compensation plans approved by our Stockholders. We currently do not have any equity compensation plans that have not been approved by our Stockholders.

(2)                                 Represents shares of common stock.

(3)                                 Provides for the grant of such awards, as well as incentive stock option awards, to employees (including employees who are officers) of Prospect and its qualifying subsidiaries.

(4)                                 Provides for the grant of such awards to non-employee directors and consultants of Prospect and its qualifying subsidiaries.

Outstanding Equity Awards at Fiscal Year-End

The below table contains information regarding unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of the end of March 31, 2013:

	OPTION AWARDS							STOCK AWARDS
Name and Principal Position (a)	Number of Securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)		Equity Incentive plan awards: Number of securities underlying unexercised unearned options (#) (d)		Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (i)	Equity inventive plan awards: Market or payout value of unearned shares units or other rights that have not vested ($) (j)
Damon G. Barber	333,334	666,666	(2)	666,666	(2)	$2.60	12/13/2022	—	—	—	—
Chief Executive Officer, President
Patrick L. Avery(1)(5)	600,000	—		—		$4.25	12/26/2021	—	—	—	—
Chief Executive Officer, President and Director until March 7, 2013	150,000	—		—		$2.60	07/01/2022	—	—	—	—
Wayne Rich	1,000,000	—		—		$4.25	12/26/2021	—	—	—	—
Chief Financial Officer, starting September 6, 2011 until December 13, 2012
Gregory M. Dangler	100,000	40,000	(3)	40,000	(3)	$2.60	07/01/2022	—	—	—	—
Interim Chief Financial Officer starting March 7, 2013	150,000	150,000	(4)	150,000	(4)	$2.88	10/18/2022	—	—	—	—
Chad Brownstein	100,000	—		—		$4.25	12/27/2011	—	—	—	—
Executive Vice Chairman starting August 1, 2012	—	200,000	(3)	200,000	(3)	$2.60	07/01/2022	—	—	—	—
Brian W. Wallace(5)	500,000	—		—		$2.60	07/01/2022	—	—	—	—
Chief Operating Officer, Executive Vice President, starting August 15, 2012 until April 2, 2013

(1)                                      Mr. Avery was appointed director, chief executive officer and president of Old Prospect Global on August 17, 2010 and upon consummation of the reverse merger in February 2011 was appointed director, chief executive officer and president of Prospect Global on February 11, 2011 and served in this same capacity through March 7, 2013.

(2)                                      333,333 options vest on December 13, 2013 and the remaining 333,333 options vest on December 13, 2014.

(3)                                      These options vest on July 1, 2013.

(4)                                      These options vest on October 18, 2013.

(5)                                      Mr. Avery and Mr. Wallace were not named executive officers as of the end of March 31, 2013.

The Board of Directors and Committees Thereof

Prospect Global’s board of directors held 16 meetings in fiscal year 2013. Each of our current directors who were directors at such time attended at least 75% of the aggregate total of meetings of the board of directors and committees on which they served, other than Marc  Holtzman and Zhi Zhong Qiu. Our non-management directors meet at least one time throughout the year and as necessary or appropriate in executive session as which members of management are not present. All of our directors attended our annual meeting. Our policy regarding directors’ attendance at the annual meetings of Stockholders is that all directors are expected to attend, absent extenuating circumstances.

Affirmative determinations regarding director independence and other matters

Our board of director follows the standards of independence established under the Nasdaq rules in determining if directors are independent and has determined that Mr. Holtzman, Mr. Qiu, Mr. Schatz and Mr. Swiller are “independent directors” under those rules. No independent director receives, or has received, any fees or compensation from Prospect Global other than compensation received in his or her capacity as a director. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the board of directors in determining that any of the directors are independent. There are no family relationships among any of our executive officers, directors or nominees for directors.

Committees of the board of directors

Pursuant to our amended and restated bylaws, our board of directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, our board of directors established in fiscal year 2013 the Pricing Committee, Apollo Committee, Special

Committee and Financing Committee and in fiscal year 2012 a governance, nominating and compensation committee and a finance and operations committee. In fiscal year 2012, our board of directors also approved the formation of an audit committee, although due to a lack of qualified independent directors, the board did not appoint members to the audit committee until April 1, 2012. The function of the Audit committee, the Governance, Nominating and Compensation committee and the Finance and Operations committee are described below.

Audit committee

Our audit committee became effective as of April 1, 2012.  Mr. Schatz, Mr. Swiller and Mr. Holtzman currently serve on the audit committee, with Mr. Schatz serving as chair. The board has determined that each of the members of the audit committee meet the Securities and Exchange Commission’s definition of an audit committee financial expert. Each member of the audit committee is an “independent director” pursuant to the independence standards established under the Nasdaq rules. The audit committee is appointed by the board of directors to assist the board in fulfilling its oversight responsibilities with respect to (1) the integrity of Prospect’s financials statements and financial reporting process and systems of internal controls regarding finance, accounting and compliance with legal and regulatory requirements, (2) the qualifications, independence and performance of Prospect’s independent accountants, and (3) and other matters as set forth in the audit committee charter approved by the board. Management is responsible for Prospect’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Our independent registered public accountants are responsible for performing an independent audit of Prospect’s financial statements in accordance with generally accepted accounting standards and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes. In fiscal year 2013, the audit committee held four meetings and has included an audit committee report in these proxy materials below.  Our board approved a written charter for the audit committee in November 2011 which can be found at www.prospectgri.com under the tab “Investors”.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended March 31, 2013, and the notes thereto.

Review with Management

Management is responsible for preparing the Company’s financial statements and the reporting process, including the system of internal control. The Audit Committee, in its oversight role, has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended March 31, 2013 and the notes thereto.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with EKS&H LLLP (“EKS&H”), the Company’s independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from EKS&H required by applicable requirements of the Public Company Accounting Oversight Board regarding EKS&H’s communications with the Audit Committee concerning independence, and has discussed with EKS&H its independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Conway J. Schatz (Chair)
J. Ari Swiller
Marc Holtzman

Governance, Nominating and Compensation committee

We currently have a governance, nominating and compensation committee established at a board of directors meeting on November 14, 2011, which currently consists of Mr. Swiller and Mr. Schatz. Mr. Swiller serves as chair of the governance, nominating and compensation committee.  The governance, nominating and compensation committee operates pursuant to a written charter which can be found at www.prospectgri.com under the tab “Investors”. The committee meets annually to determine whether to recommend to the board to include the nomination of incumbent directors with expiring terms in the proxy statement. The committee meets at other times as needed to consider candidates to fill any vacancies that may occur. At least once a year, the committee considers whether the number of directors is appropriate for Prospect’s needs and recommends to the board any changes in the number of directors, and reviews the performance of the board.

Finance and Operations Committee

We currently have a finance and operations committee established at a board of directors meeting on November 14, 2011, which currently consists of Messrs. Swiller, Holtzman and Schatz, and met one time during fiscal year 2013. Mr. Swiller serves as chair of the finance and operations committee. Messrs. Swiller, Holtzman and Schatz are independent directors. The finance and operations committee monitors matters relating to our financial and business operations, including financial performance, capital structure, financial operations, business operations, capital expenditures, dividends and strategic planning policy matters.

Director nominations

In the event that vacancies on our board of directors arise, the governance, nominating and compensation committee considers potential candidates for director, which may come to the attention of the governance, nominating and compensation committee through current directors, professional executive search firms, Stockholders or other persons. The governance, nominating and compensation committee will consider candidates recommended by Stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth under the caption “General Information—Next Annual Meeting of Stockholders” in this proxy statement to our corporate secretary, Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202, Attention: Corporate Secretary. The governance, nominating and compensation committee considers properly submitted stockholder nominations for candidates for the board of directors in the same manner as it evaluates other nominees. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the governance, nominating and compensation committee and the materials provided by a stockholder to the corporate secretary for consideration of a nominee for director are forwarded to the governance, nominating and compensation committee. All candidates are evaluated at meetings of the governance, nominating and compensation committee. In evaluating such nominations, the governance, nominating and compensation committee seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the board of directors. The governance, nominating and compensation committee considers candidates with excellent decision-making ability, business experience, personal integrity and reputation. Scott Reiman, a former director and, together with his affiliates, the holder of 7.5% of our outstanding common stock, suggested that the committee consider nominating Conway J. Schatz as a director. Mr. Schatz was appointed to the board effective April 1, 2012. Our management recommended our incumbent directors for election at our 2013 annual meeting. We did not receive any other director nominations.

Corporate Governance

In addition to director nominations, the governance, nominating and compensation committee monitors the implementation and operation of our corporate governance guidelines and reviews from time to time the adequacy of the corporate governance guidelines in light of broadly accepted practices of corporate governance, emerging governance standards and market and regulatory expectations, and advises and makes recommendations to the board with respect to appropriate modifications. The committee also identifies and reviews measures to strengthen the operation of our governance guidelines, prepares and supervises the implementation of the board’s annual reviews of director independence, and the board’s performance, as contemplated by the corporate governance guidelines, and oversees the board’s processes for evaluation of management.

Compensation subcommittee

Our compensation subcommittee of the governance, nominating and compensation committee currently consists of Mr. Schatz and Mr. Swiller. The compensation subcommittee met six times during fiscal year 2013. The compensation subcommittee reviews, approves and modifies our executive compensation programs, plans and awards provided to our directors, executive officers and key associates. The compensation subcommittee also reviews and approves short-term and long-term incentive plans and other stock or stock-based incentive plans. In addition, the subcommittee reviews our compensation and benefit philosophy, plans and programs on an as-needed basis. In reviewing our compensation and benefits policies, the compensation subcommittee may consider the recruitment, development, promotion, retention, compensation of executive and senior officers of Prospect Global, trends in management compensation and any other factors that it deems appropriate. Our president and chief executive officer provides the compensation subcommittee with recommendations regarding our compensation program and the compensation of our named executive officers other than himself. The compensation subcommittee is not bound by the input it receives from our president and chief executive officer and exercises independent discretion when making executive compensation decisions. The compensation subcommittee may engage consultants (but has not already done so) in determining or recommending the amount of compensation paid to our directors and executive officer.

Compensation subcommittee interlocks and insider participation

None of the members of the compensation subcommittee are company officers. None of our executive officers currently serves or has served on the compensation subcommittee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors (unless properly excusing themselves) or as a director of another entity, one of whose executive officer serves or served as one of our directors or on our compensation subcommittee.

Finance and operations committee

We currently have a finance and operations committee established at a board of directors meeting on November 14, 2011, which currently consists of Mr. Holtzman, Mr. Swiller and Mr. Schatz (with Mr. Schatz’s appointment dated effective as of April 1, 2012), and met [one time] during fiscal year 2013. Mr. Swiller serves as chairman of the finance and operations committee. Mr. Swiller, Mr. Schatz and Mr. Holtzman are independent directors. The finance and operations committee monitors matters relating to our financial and business operations, including financial performance, capital structure, financial operations, business operations, capital expenditures, dividends and strategic planning policy matters.

Communications with the board of directors

Stockholders may communicate with our board of directors, any of the directors or any of the committees by sending written communications addressed to the board of directors, any of the directors or any of the committees to Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202, Attention: Corporate Secretary. All communications are compiled by the corporate secretary and forwarded to the board or the individual director(s) accordingly.

Code of ethics

We have a financial code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and any of our officers and employees that are members of our finance team, including any persons performing similar functions. We also have a code of ethics for senior financial officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller. Our financial code of ethics and code of ethics for senior financial officers codify the business and ethical principles that govern the financial aspects of our business. Both the financial code of ethics and the code of ethics for senior financial officers were adopted by Triangle prior to the reverse merger and were replaced in October 2011 with our Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, Corporate Communications Policy, Corporate Governance Guidelines, Corporate Governance Guidelines on Director Independence and an Insider Trading Policy. Copies of these policies are available on our website at www.prospectgri.com under the tab “Investors.” We will provide a copy of our financial code of ethics or code of ethics for senior financial officers to any person, at no charge, upon a written request. All written requests should be directed to: Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202, Attention: Corporate Secretary.

Board leadership structure

The board’s current leadership structure separates the positions of chairman and principal executive officer. The board has determined our leadership structure based on factors such as the experience of the applicable individuals, the current business and financial environment faced by Prospect Global, particularly in view of its financial condition and industry conditions generally and other relevant factors. After considering these factors, we determined that separating the positions of chairman of the board and principal executive officer is the appropriate leadership structure at this time. The board, through the chairman is currently responsible for the strategic direction of Prospect Global. The chief executive officer is currently responsible for the day to day operation and performance of Prospect Global. The board feels that this provides an appropriate balance of strategic direction, operational focus, flexibility and oversight.

The board’s role in risk oversight

It is management’s responsibility to manage risk and bring to the board’s attention any material risks to Prospect Global. The board has oversight responsibility for Prospect Global’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

Employment Agreements with Chief Executive Officer, Executive Vice Chairman, Interim Chief Financial Officer, Principal Accounting Officer and Chief Operating Officer

We have an at will employment agreement with Mr. Barber effective December 13, 2012. Pursuant to the terms of his employment agreement, he receives a base salary of $450,000 per year and received options to purchase 1,000,000 shares of our common stock exercisable at $2.60 per share. 333,334 options are fully vested, 333,333 options will vest on December 13, 2013 and 333,333 options will vest on December 13, 2014. The options will vest immediately upon a change of control or if Mr. Barber’s services are terminated other than for cause or by Mr. Barber for good reason. Mr. Barber is eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors in a maximum amount of 120% of base salary.

We have an at will employment agreement with Mr. Brownstein effective August 1, 2012. Mr. Brownstein is our executive vice chairman, reporting to our non-executive board chairman. Under the agreement Mr. Brownstein is required to devote all of his professional time with respect to natural resources to Prospect Global. He receives a base salary of $375,000 per year and is eligible for an annual cash bonus at the discretion of the compensation committee of the board of directors.

We have an at will employment agreement with Mr. Dangler effective October 19, 2012. Pursuant to the terms of his employment agreement, he will receive a base salary of $180,000 per year and was granted options to purchase 300,000 shares of our common stock at $2.88 per share which vest as follows: 150,000 options are fully vested; and 150,000 options will vest on October 18, 2013. On July 1, 2012, Mr. Dangler was granted additional options to purchase 140,000 shares of our common stock at $2.60 per share, of which 100,000 options are fully vested and 40,000 options will vest on July 1, 2013. Mr. Dangler is eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors up to 80% of base salary.

We have an at will employment agreement with Mr. Rich. Mr. Rich receives an annual salary of $275,000 and received options to purchase 1,000,000 shares of our common stock exercisable at $4.25 per share, all of which have now vested. Mr. Rich is eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors (or the board in the compensation committee’s absence) in a minimum amount of 80% of base salary and a maximum amount of 120% of base salary.

We entered into a Consulting, Termination and Release Agreement with Mr. Avery, our previous president and chief executive officer, effective March 7, 2013, which provides for severance of $480,000, payable over one year’s time in accordance with our regular payroll practice, payment for accrued vacation days and payment of an additional $5,000. Under the agreement, Mr. Avery provided consulting services to us as a Senior Advisor for 60 days.  Prior to that, we had an at will employment agreement with Mr. Avery during which Mr. Avery received an annual base salary of $480,000 and a stock grant of 1,500,000 shares of our common stock, all 1,500,000 shares of which have now vested.  Mr. Avery was also eligible for an annual cash bonus based on performance goals, with a targeted bonus of 120% of the then current base salary (with board approval). On December 27, 2011, Mr. Avery was granted 600,000 options which vested immediately, have an exercise price of $4.25 and expire on December 26, 2021. On July 1, 2012, Mr. Avery was granted an additional 300,000 options having an exercise price of $2.60 and an expiration date of July 1, 2022, of which 150,000 vested immediately and 150,000 were forfeited on his departure from the Company.  As part of Mr. Avery’s Consulting, Termination and Release Agreement, the expiration dates on Mr. Avery’s 750,000 vested stock options were extended from 90 days from his departure date to their full original terms.

We entered into a Separation and Release Agreement with Mr. Wallace, our previous chief operating officer, on April 2, 2013 which provides for payment for accrued vacation days and mutual releases. Under the agreement, Mr. Wallace will provide consulting services to us as a Senior Advisor.  Prior to that, Mr. Wallace had an at will employment agreement with us effective August 15, 2012. Pursuant to the terms of his employment agreement, he received a base salary of $450,000 per year and received options to purchase 1,000,000 shares of our common stock exercisable at fair market value at the time of grant. 500,000 of these options vested on the grant date, while the remaining 500,000 options were forfeited by Mr. Wallace on his termination from the Company. The options would have vested immediately upon a change of control or if Mr. Wallace’s services as chief operating officer have terminated by us other than for cause or by Mr. Wallace for good reason. Mr. Wallace was eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors in a maximum amount of 120% of base salary. As part of Mr. Wallace’s Separation and Release Agreement, the expiration dates on Mr. Wallace’s 500,000 vested stock options were extended from 90 days from his departure date to their full original terms.

TRANSACTIONS WITH RELATED PERSONS

We will present all possible transactions between us and our officers, directors or 5% Stockholders, and our affiliates to the board of directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties. Appropriate protocols regarding conflicts of interest and transactions with related persons are addressed in writing in our Code of Business Conduct and Ethics. During fiscal years 2013 and 2012 through the date of this report, we have engaged in the following transactions with related parties:

Buffalo Management LLC.  In August, 2010, Old Prospect Global entered into a management services agreement with Buffalo Management LLC, which was amended in November, 2010 and was assigned to us at the merger closing. Buffalo Management provides advisory and management services to Prospect which includes but is not limited to identifying, analyzing, and structuring growth initiatives, strategic acquisitions and investments and arranging debt and equity financing. To date, Buffalo has sourced investors, facilitated Prospect’s leasehold position in the Holbrook Basin and generated business development opportunities throughout international sales markets. As compensation for these services, we agreed to pay Buffalo Management (i) a consulting fee of $20,000 per month, (ii) an annual management fee in an amount equal to 2% of our annual gross revenues as shown on our audited financial statements each year, (iii) an acquisition advisory fee with respect to the consummation of each future acquisition or business combination engaged in by us equal to 1% of the transaction value, and (iv) an advisory fee of $650,000 related to consummating a transaction in which Old Prospect Global merges with or becomes a wholly-owned subsidiary of a publicly traded company. We also reimbursed Buffalo Management for office expenses up to $5,000 per month. Buffalo Management also received a warrant to purchase 1,813,539 shares of our common stock at an exercise price of $3.75 per share and such warrant expires June 21, 2016. In connection with the management services agreement with Buffalo Management, we entered into a registration rights agreement which requires us to register for resale the common stock and the shares of common stock issuable upon exercise of the warrant. During 2011, Old Prospect Global and Buffalo Management reached an agreement whereby Buffalo received 1,516,667 shares of Old Prospect Global’s common stock, with an estimated fair value of $288,167, in lieu of cash for amounts due for management fees, office expenses and advisory fees through February 11, 2011. From January 1, 2011 through July 31, 2012, Prospect paid Buffalo $407,500, of which $257,500 related to amounts accrued by Prospect and owed to Buffalo through December 31, 2011.

On August 1, 2012 we entered into a termination of management services agreement with Buffalo Management. The management services agreement, which was terminable only by Buffalo Management, provided for fees to Buffalo Management for management services rendered in connection with significant transactions such acquisitions, dispositions and financings. Also on August 1, 2012 Chad Brownstein, the principal at Buffalo Management who rendered services to us pursuant to the management services agreement and our non-executive board chairman, became our executive vice chairman, a salaried employee of Prospect.

Pursuant to the termination agreement we: (i) paid Buffalo Management $975,000 cash and a warrant to purchase 352,150 shares of our common stock for $2.60 per share in satisfaction of the $1,500,000 fee payable to Buffalo Management in connection with the acquisition of the 50% of American West Potash LLC that we did not previously own and described above; (ii) issued Buffalo Management a warrant to purchase 268,304 shares of our common stock for $2.60 per share in connection with services rendered by Buffalo Management in connection with our recent public offering of 15,400,000 shares of common stock at $2.60 per share; and (iii) issued Buffalo a warrant to purchase 2,000,000 shares of our common stock for $2.60 per share in consideration of Buffalo Management’s terminating its right to future transaction fees and the $25,000 monthly consulting and office space reimbursement fee under the management services agreement. The fee payable to Buffalo Management equal to 2% of Prospect’s annual gross revenues provided for under the management services agreement survives the termination in perpetuity.

In connection with restructuring the Karlsson senior debt (as described more fully below), we were required to increase Karlsson’s royalty interest from 1% to 2% without increasing the aggregate amount of royalty interests payable to third parties in the aggregate. In order to achieve this result, we negotiated with Buffalo to reduce our royalty payable to Buffalo from 2% to 1%.  We agreed to compensate Buffalo for this royalty reduction by giving Buffalo either, or a combination of, at its election, (i) equity securities (that may include common stock, preferred stock or warrants for common stock as mutually agreed) equal in value to the determined fair market value of the royalty surrendered or (ii) preferred stock that is redeemable after we commence receiving revenues from the Holbrook Project for the determined fair market value plus accrued interest; provided that no securities shall be issued to Buffalo prior to July 1, 2013 and provided further that in no event will any equity securities or securities convertible into equity securities issued to Buffalo (x) exceed 10% of our outstanding capital stock or (y) be redeemable for aggregate consideration exceeding 10% of our equity market capitalization. To value the surrendered royalty we agreed to engage a third party valuation firm reasonably satisfactory to Buffalo. Our board has designated director Ari Swiller to finalize these negotiations with Buffalo Management, who has no personal or economic interest in Buffalo Management.

Quincy Prelude LLC, one of our stockholders beneficially owning more than 5% of our common stock, owns 100% of the voting interests and 75% of the economic interests of Buffalo Management and has sole voting and dispositive power of the shares of our common stock owned by Buffalo Management LLC. Chad Brownstein, one of our directors and our executive vice chairman, is the sole member of Quincy Prelude LLC and has sole voting and dispositive power of the shares of our common stock beneficially owned by Quincy Prelude LLC. Patrick L. Avery, our former president and chief executive officer, owns a 10% non voting economic interest in Buffalo Management and Barry Munitz, our chairman, owns a 15% non-voting economic interest in Buffalo Management.

Hexagon Investments, LLC.  One of our former board members, Scott Reiman, who served on our board from August, 2011 to March, 2012, is the founder of Hexagon Investments, LLC. Conway Schatz, one of our current directors, is an employee of Hexagon Investments. The details for these transactions with Hexagon are summarized below:

•                  On April 25, 2011, we issued a $2,500,000 face value secured convertible note in exchange for net proceeds of $2,500,000. The note converted to 881,507 shares of our common stock on November 22, 2011. We also issued Hexagon two warrants to purchase our common stock. The first warrant is exercisable until April 25, 2013 for up to 666,667 of our shares at an exercise price of $3.00 per share. The second warrant is exercisable until April 25, 2014 for up to 2,500,000 of our shares at an exercise price of $3.00 per share. In connection with issuance of the convertible note we granted piggy-back registration rights to Hexagon for the shares issuable upon conversion of the note and exercise of the warrants.

•                  On September 19, 2011, we issued a $1,500,000 convertible secured note in exchange for net proceeds of $1,500,000. This note converted to 399,033 shares of our common stock on November 22, 2011. We also issued Hexagon a warrant to purchase up to 980,392 shares of our common stock at an exercise price of $3.83 per share, which is exercisable until September 18, 2013. In connection with issuance of the convertible note, we granted piggy-back registration rights to Hexagon for the shares issuable upon conversion of the note and exercise of the warrants.

•                  On November 22, 2011 we sold 2,588,235 shares of common stock and a warrant to purchase 2,588,235 shares of common stock at $4.25 per share for total cash proceeds of $10,999,998.75 to Very Hungry LLC, an affiliate of Hexagon. The warrant is exercisable at any time through November 22, 2012. We granted piggy-back registration rights for the shares purchased and issuable upon exercise of the warrant.

Also on November 22, 2011 we entered into a royalty agreement with Grandhaven Energy, LLC, another affiliate of Hexagon, whereby we sold Grandhaven an overriding royalty interest of 1% of the gross proceeds received by our subsidiary, American West Potash, or AWP, from the extraction of potash from its existing land holdings for $25,000 cash. If (i) the Arizona State Land Department declines to issue any lease to AWP with respect to any state exploration permit, or (ii) the Arizona State Land Department terminates any state exploration permit, or (iii) the Arizona State Land Department refuses to consent to the assignment of any royalty interests in any Arizona state lease, or requires any reduction of or imposes any condition on such royalty interests as a condition of approving an assignment of such royalty interests or approving any royalty reduction or other action with respect to a state lease, or (iv) if AWP has not been issued all of the state leases and conveyed to Grandhaven all royalty interests in all of AWP’s Arizona state leased premises on or before March 1, 2013, Grandhaven shall have the option to receive substitute royalty interests from us in the same number of acres in portions of our non-Arizona state properties, in a percentage sufficient to compensate Grandhaven for the reduced royalty interests in the affected state lease. If AWP has not been issued any Arizona state leases as of the date that AWP conveys assignments of the royalty interest in the non-Arizona state properties Grandhaven may elect to receive in substitution an assignment of a 1.388% royalty interest in all of the non-Arizona state leased premises. If we do not deliver assignments of the royalty interest from AWP to Grandhaven by December 31, 2013, Grandhaven has the option, at anytime thereafter, to purchase shares of our common stock at $4.25 per share in exchange for the surrender by Grandhaven of royalty interests for which assignments have not been obtained, valued at their fair market value at that time.

•                  On June 7, 2012, Hexagon consummated the contribution of all of its shares of common stock and warrants to purchase common stock to Very Hungry LLC. Subsequent to that transaction, the Scott Reiman 1991 Trust liquidated its membership Interest in Very Hungry and received a pro rata distribution of its interests in Very Hungry, including equity securities of Prospect. The beneficial ownership table set forth above reflects these transactions.

•                  On July 5, 2012, Very Hungry purchased 4,807,692 shares of our common stock at $2.60 per share in our recent public offering.

•                  Very Hungry and the Reiman Trust, referred to below as the Very Hungry Parties, made a $5.0 million loan to us on May 2, 2013 and received from us subordinated notes in an aggregate principal amount of $5.5 million. In consideration for the subordinated loan we reduced the exercise price on warrants to purchase our common stock held by the Very Hungry Parties to $0.30 per share (in each case from exercise prices ranging from $4.25 per share to $3.00 per share) and extended the maturity of all such warrants to August 1, 2017. The subordinated notes bear no interest and mature on September 9, 2013. The subordinated notes are subordinated to all of our obligations to Karlsson. The Very Hungry Parties have exchanged their subordinated notes for $5.5 million of our senior mandatorily exchangeable preferred stock that will convert into the same securities offered in our recent June 2013 public offering at the offering price upon stockholder approval of the conversion.

COR Advisors LLC.  On July 5, 2011, we entered into an Investor Relations Consulting Agreement with COR Advisors LLC, pursuant to which COR will provide to us investor relations services. This Investor Relations Consulting Agreement was subsequently amended on May 9, 2012 and on August 1, 2012. In connection with these amendments, COR’s services were extended through July 4, 2015 and expanded to provide additional services beyond investor relations following our July 2012 public offering. For services performed during the year ending on July 5, 2012, COR received (a) as compensation 300,000 shares of our common stock with 100,000 shares fully vesting on execution, 100,000 shares vesting on January 5, 2012 and 100,000 shares vesting on July 5, 2012 and (b) a onetime bonus of 40,000 shares of our common stock upon the listing of our shares on The NASDAQ Capital Market. COR will receive as compensation an additional 300,000 shares of our common stock for services to be performed during the year ending on July 5, 2013 with 75,000 of the shares vesting at the end each quarter during the renewal period. COR will also receive a monthly retainer of $20,000 through July 4, 2015 as compensation for its services. COR and its affiliates beneficially owned more than 5% of our common stock during fiscal years 2012 and 2013.

Related Party Receivables from AWP.  Prospect Global paid approximately $14,112 in 2011 on behalf of AWP. As a result of the consolidation of financial statements, related party receivables are eliminated upon consolidation.

Purchase of Remaining 50% Interest of AWP from The Karlsson Group.  Prospect entered into an agreement with The Karlsson Group, Inc. on May 30, 2012 whereby Prospect agreed to acquire the 50% of American West Potash LLC that it did not currently own for an aggregate purchase price of $150,000,000, or the equivalent of approximately $2.52 per share, before consideration of royalties and potential contingent payments. The transaction closed on August 1, 2012 at which time Prospect became the sole owner and operator of American West Potash.

Our wholly-owned subsidiary, Old Prospect Global signed a purchase agreement dated May 30, 2012 with The Karlsson Group, Inc. for the acquisition. We paid The Karlsson Group a non-refundable deposit consisting of (a) $6,000,000 cash, of which $5,500,000 was credited against the purchase price, and (b) a warrant to purchase 5,605,834 shares of our common stock for $4.25 per share. At closing, (a) we paid The Karlsson Group an additional $19,500,000 in cash, (b) Old Prospect Global issued The Karlsson Group a senior secured $125,000,000 promissory note and (c) American West Potash granted The Karlsson Group the right to receive 1% of the gross sales received by American West Potash from potash production from the real property over which American West Potash currently has leases, licenses and permits for mining purposes, capped at $75,000,000. In the event of a sale of at least 50% of American West Potash or a merger of American West Potash with or into an unaffiliated entity on or prior to August 1, 2016, we agreed to pay The Karlsson Group an additional payment equal to 15% of the net proceeds received from the transaction, capped at $75,000,000. In addition, at the closing, American West Potash received an option to purchase approximately 5,080 acres in Apache County, Arizona from an affiliate of The Karlsson Group for $250,000 which is exercisable for 150 days after payment in full of the promissory note. The Stockholders of The Karlsson Group have agreed not to compete with American West Potash within the Holbrook Basin of Arizona prior to August 1, 2015.

Debt Restructuring

On April 15, 2013 and June 26 2013 we entered into Extension Agreements with The Karlsson Group which restructured the senior first priority secured promissory note (the “Karlsson Note”) that we issued to The Karlsson Group on August 1, 2012 in connection with our purchase of Karlsson’s 50% interest in AWP (the “Initial KG Transaction”).  In connection with the First Extension Agreement, we amended some of the related documents, including the Karlsson Note (the “Karlsson Note Amendment”), and restructured the two promissory notes issued to affiliates of  Apollo Global Management, LLC (“Apollo”) on March 7, 2013 in the aggregate principal amount of $6.8 million (the “Apollo Notes”).

The First Karlsson Note Amendment requires us to make future tax “gross-up” payments to The Karlsson Group to compensate them for increases in federal and state income taxes and other tax related matters .We currently estimate the cost of these tax “gross-up” payments to be approximately $26.3 million ($20.1 million if you include the tax gross-up payments owing prior to the Amendment date); however, the tax gross-up payments are subject to change based on future changes in tax rates (including increases in effective income tax rates caused by “minimum tax” provisions such as the “Buffett rule” or “flat tax” proposals) and/or future changes in certain interest rates published by the Internal Revenue Service.

Karlsson Note Amendments

Under the First Karlsson Note Amendment, the maturity date was extended to the earlier of (i) 12 months following completion of a DFS and (ii) July 1, 2015.  An interim principal payment of $30.0 million was due on the earlier of (i) six months following completion of a DFS and (ii) January 2, 2015 (the “First Payment Date”). Prior to the First Karlsson Note Amendment, we were required to prepay the Karlsson Note with 40% of the net proceeds of any capital raised, whereas under the First Karlsson Note Amendment we were required to prepay the Karlsson Note with 10% of the gross proceeds of any capital raised following the first $10.0 million of capital raised.  Under the First Karlsson Note Amendment, the annual interest rate of 9% changed from simple to compounding and is now payable quarterly in kind by automatically increasing the principal balance of the Karlsson Note.

Under the First Karlsson Note Amendment, we were generally restricted from incurring debt other than Approved Subordinated Debt, which is defined as debt that (i) is unsecured, (ii) is subordinate to the Karlsson Note and (iii) may be convertible to equity if issued on or prior to September 10, 2013. We were also required to meet the following capital raising milestones: (i) $5.0 million by May 15, 2013, which was satisfied by the Very Hungry Parties’ $5.0 million subordinated loan (see below), (ii) an additional $7.0 million by June 17, 2013, of which all or any portion may be raised as Approved Subordinated Debt, (iii) an additional $18.0 million by September 10, 2013, of which all or any portion may be raised as Approved Subordinated Debt, and (iv) an additional $25.0 million no later than August 1, 2014, of which no more than $15.0 million may be raised as Approved Subordinated Debt. We were also required to deposit $9.2 million of the first $30.0 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our potash project in the Holbrook Basin. Additionally, we were allowed to incur up to $10.0 million in additional Approved Subordinated Debt prior to the First Payment Date, but may incur no more than $1.0 million of debt after the First Payment Date.

Prior to the First Karlsson Note Amendment, we had 15 days to cure a payment default and 30 days to cure any non-payment default after, in each case, receiving notice thereof. Under the First Karlsson Note Amendment, there are no notices or cure rights for any payment defaults or any defaults related to the financing milestones or escrow funding described above, or cross-defaults with other agreements. The majority of other non-monetary defaults now have a ten day notice and cure period.

Under the First Karlsson Note Amendment, Karlsson may assign the Karlsson Note and any of the other Karlsson related documents following the earlier of (i) September 10, 2013, (ii) an event of default under the Karlsson Note, and (iii) once we have raised at least $30.0 million of capital.

The First Extension Agreement contains customary lender releases and indemnification language.

Consideration to Karlsson for First Extension Agreement

In addition to changing the interest rate under the Karlsson Note from simple to compounding and payment of the tax gross-up amounts described above, as consideration to The Karlsson Group for entering into the First Extension Agreement and the related documents, we, among other things, (i) increased The Karlsson Group’s royalty interest from 1% to 2% (Buffalo Management LLC has decreased its royalty interest from 2% to 1%  as described below) and eliminated the $75.0 million cap on The Karlsson Group’s previous 1% royalty interest, (ii) decreased the exercise price on The Karlsson Group’s warrants to purchase up to 5,605,834 shares of our common stock from $4.25 to $0.25 and allowed all of The Karlsson Group’s warrants to be exercisable on a cashless basis, (iii) provided Karlsson with an enhanced collateral package, including a parent guaranty from us and a pledge by us of 100% of the shares of our wholly owned subsidiary Prospect Global Resources Inc, a Delaware corporation and the owner of 100% of American West Potash LLC, (iv) extended the term of Karlsson’s right to receive 15% of the net proceeds from the sale of the Company by one year to August 1, 2017, and (v) agreed to pay Karlsson  $275,000 for its attorneys’ fees and costs associated with consummation of the Extension Agreement and related agreements.

Karlsson Second Extension Agreement

On June 26, 2013, we entered into the Second Extension Agreement with The Karlsson Group which further restructured the Karlsson Note and related documents.

Under this amendment, the interim principal payment of $30.0 million that was due on the earlier of (i) six months following completion of a definitive feasibility study and (ii) January 2, 2015 has been eliminated. We are also required to place 50% of the net proceeds of the next $24.0 million of capital we raise (for a total of $12.0 million) into escrow, which funds may be released solely to fund specified development expenses for our potash project in the Holbrook Basin. Two million dollars of the proceeds we received from our recent $5.0 million public offering were placed into this escrow, reducing our remaining escrow obligation to $10 million.

This amendment eliminated the financing milestones and added the following development milestones: (i) complete total depth on at least eight wells on or before November 1, 2013, (ii) deliver a completed and  updated final NI 43-101  resource report on or before February 1, 2014, (iii) deliver completed metallurgical and rock mechanic test work results that will be used to complete the mine and processing plant designs for the definitive feasibility study on or before June 1, 2014 and (iv) deliver a completed and published definitive feasibility study on or before December 31, 2014.

With this amendment, Karlsson may assign the Karlsson Note at any time to any person; previously it was assignable following the earlier of (i) September 10, 2013, (ii) an event of default under the Karlsson Note, and (iii) once we have raised at least $30.0 million of capital and there were restrictions on assignees. We also extended the term of Karlsson’s right to receive 15% of the net proceeds from the sale of the Company by six months to February 1, 2018.

The Second Extension Agreement contains customary lender releases and indemnification language.

Consideration to Karlsson for Second Extension Agreement

With this amendment, we issued Karlsson a five year warrant to purchase 3.0 million of our common shares at $0.12 per share and amended our registration rights agreement with Karlsson to include the shares issuable upon exercise of the new warrant.  The warrant may be exercised on a cashless basis. We also reimbursed Karlsson $125,000 for its legal fees and expenses.

The outstanding principal balance to Karlsson as of July 1, 2013 is approximately $117.4 million.  In additional, we are currently liable to Karlsson for accrued and unpaid interest and accrued tax gross-ups totally approximately $16.9 million, which will be due on the maturity date.

Brownstein Hyatt Farber Schreck, LLP.

On July 5, 2011, we entered into a Fee Agreement with Brownstein Hyatt Farber Schreck LLP, pursuant to which Brownstein Hyatt provides government relations services to us. Chad Brownstein, one of our directors, is the son of a founding partner of Brownstein Hyatt Farber Schreck, LLP which serves as Prospect Global’s principal outside legal counsel. Mr. Brownstein’s father controls 696,153 shares of Prospect Global’s common stock. Prospect Global has paid Brownstein Hyatt approximately $0.5 million for fiscal year 2012 and $3.6 million for fiscal year 2013 for legal and lobbying fees. Prospect Global has also issued Brownstein Hyatt, as compensation for government relations services, 100,000 fully vested shares of common stock. Additionally, Brownstein Hyatt has purchased 200,000 shares of Prospect Global’s common stock which was paid for by issuing a promissory note to Prospect Global in the amount of $750,000 (representing the fair market value of the stock on the purchase date). The promissory note bears interest at the short term applicable federal rate and matures in one year. The promissory note is secured by the common stock purchased, and 20% of the outstanding principal balance constitutes a recourse obligation. As a result of the firm providing Prospect Global with government relations services as of August 15, 2011 and February 3, 2012, the principal amount of the Note was reduced by

$750,000. On July 2, 2012, we granted Brownstein Hyatt ten year options to purchase 120,000 shares of our common stock at $2.60 per share as compensation for legal services. In May 2013 we issued Brownstein Hyatt 781,997 shares of our common stock as compensation for legal services and have agreed to issue them an additional 2,493,750 shares as additional compensation if the proposed reverse stock split is approved at the annual meeting. Chad Brownstein, our director and non-executive vice chairman, does not share in any of these fees or transactions.

Conflict of Interests

We have established protocols for corporate conflict of interests in our Code of Business Conduct and Ethics policy that prohibits conflicts of interests unless approved by the board of directors. Our board of directors has established a course of conduct whereby it considers in each case whether the proposed transaction is on terms as favorable or more to Prospect Global than would be available from a non-related party. Our board also looks at whether the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us. Each of the related party transactions was presented to our board of directors for consideration and each of these transactions was unanimously approved by our board of directors after reviewing the criteria set forth in the preceding two sentences. Each of the related party transaction was individually negotiated, and none of the transactions was contingent upon or otherwise related to any other transaction. As discussed above, copies of our Code of Business Conduct and Ethics policy and Code of Ethics for Senior Financial Advisors can be found on our website: www.prospectgri.com under the tab “Investors”.

INDEPENDENT AUDIT FEES AND RELATED MATTERS

We expect that a representative of EKS&H LLLP will be present at the annual meeting and available to respond to appropriate questions from our Stockholders. The representative will have an opportunity to make a statement to the Stockholders if the representative desires to do so.

EKS&H LLLP became our independent registered public accounting firm on February 11, 2011. There have been no disagreements on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused EKS&H LLLP to refer to in their respective opinions.

The following table sets forth fees billed by EKS&H LLLP, the principal accounting firm for Prospect for the years ended March 31, 2013 and 2012:

	Year Ended March 31,
	2013	2012
Audit Fees	$138,050	$140,344
Audit Related Fees	61,115	7,145
Tax Fees	—	—
All Other Fees	—	—
	$199,165	$147,489

Prospect’s board of directors approved the 2012 audit fees as we did not establish an audit committee until April 2012. The audit committee’s pre-approval policies and procedures described in 17 CFR 210.2-01(c)(7)(i) and other protocols are discussed in its written charter which can be found at www.prospectgri.com under the tab “Investors”.

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and beneficial owners of more than 10% of our outstanding common stock to file reports with the SEC disclosing their ownership of common stock and changes in such ownership. The rules of the SEC require insiders to provide Prospect with copies of all Section 16(a) reports that the insiders file with the SEC. We believe that, with respect to the 2013 fiscal year, its directors, executive officers and 10% Stockholders complied with all Section 16(a) filing requirements, except Messrs. Schatz, Archer and Dietz failed to timely file a Form 3 pursuant to their appointment to the board; Mr. Archer failed to timely file a Form 4 for the issuance of options exercisable at $2.60, as described above in the “Compensation of Directors” section;  Buffalo Management LLC, an entity controlled by our Vice Chairman, failed to timely file a Form 4 for the private sale and transfer of our common stock and warrants; Very Hungry LLC, an owner of approximately 15.88% of our common stock, failed to timely file a Form 4 for the transaction described in our Current Report on Form 8-K filed on May 8, 2013; and Mr. Qiu and Mr. Dangler failed to file any forms required by Section 16(a) of the Securities Exchange Act of 1934 during the 2013 fiscal year. On June 14, 2011, Prospect filed a form 8-A with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange Act and prior to that had no Section 16(a) reporting requirements.

Next Annual Meeting of Stockholders

Notice of any stockholder proposal that is intended to be included in Prospect’s proxy statement and form of proxy for our 2014 annual meeting of stockholders must be received by Prospect’s corporate secretary no later than 120 days prior to the first anniversary of the date on which we mailed our 2013 proxy statement. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934. If we change the date of next year’s annual meeting by more than 30 days from the date of this year’s annual meeting, then the deadline is a reasonable time before we send our proxy materials. Any notices regarding stockholder proposals must be received by Prospect at its principal executive offices at 1401 17th Street, Suite 1550, Denver, CO 80202, Attention: Corporate Secretary. In addition, if a stockholder intends to present a proposal at the 2014 annual meeting without including the proposal in Prospect’s proxy materials related to 2014 annual meeting, and if we did not receive notice of such matter at least 45 days before the first anniversary of when we first sent the 2013 proxy materials, then the proxy or proxies designated by our board of directors for the 2014 annual meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Delivery of Documents to Security Holders Sharing an Address

We will deliver only one set of materials to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders.  We will shall deliver promptly, upon written or oral request, a separate copy of the materials to any stockholder at a shared address to which a single copy of the document was delivered.  A stockholder can notify the Company that the security holder wishes to receive a separate copy of these materials by calling (303) 990-8444, or by sending a written request to us at 1401 17th Street, Suite 1550, Denver, CO  80202.  A stockholder holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

OTHER BUSINESS

We know of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the person named in the accompanying proxy card as proxy for the holders of Prospect’s common stock will vote thereon in accordance with their best judgment.

ANNUAL REPORT

Our annual report for the year ended March 31, 2013 (without exhibits) is enclosed. Additional copies (including the financial statements and the financial statement schedules, required to be filed pursuant to Rule 13a-1 for our most recent fiscal year) may be obtained without charge upon request made to Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202, Attention: Corporate Secretary. Copies may also be obtained on our website at www.prospectgri.com under “Investor.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this proxy statement. We incorporate by reference the documents listed below, which have previously been filed with the SEC:

•      Our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on July 1, 2013;

•      Our Current Reports on Form 8-K filed with the SEC on April 1, 2013, April 4, 2013, April 16, 2013, April 17, 2013, April 26, 2013, May 6, 2013, May 8, 2013, May 22, 2013, June 7, 2013, June 11, 2013, June 13, 2013, June 19, 2013, June 21, 2013, June 25, 2013, June 26, 2013, June 26, 2013, June 27, 2013 and July 10, 2013.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the Annual Report on Form 10-K, which was delivered with this proxy statement and other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above or on our corporate website at www.prospectgri.com. You may request copies of the documents incorporated by reference in this proxy statement, at no cost, by writing or telephoning us at:

1401 17th Street, Suite 1550

Denver, CO  80202

(303) 990-8444

Annex A

PROSPECT GLOBAL RESOURCES INC.

2011 EMPLOYEE EQUITY INCENTIVE PLAN

AS AMENDED ON AUGUST 27, 2012 AND AUGUST     , 2013

Effective Date: August 22, 2011

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials. To the extent this communication contains a tax statement or tax advice, Brownstein Hyatt Farber Schreck, LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which the tax statement or tax advice relates.

A-i

A-ii

PROSPECT GLOBAL RESOURCES INC.

2011 EMPLOYEE EQUITY INCENTIVE PLAN

INTRODUCTION

Prospect Global Resources Inc., a Nevada corporation (the “Company”), hereby adopts the Prospect Global Resources Inc. 2011 Employee Equity Incentive Plan (the “Plan”). The purpose of the Plan is to further the growth and development of the Company by affording an opportunity for stock ownership to selected Employees of the Company and its Affiliates (all as defined below) who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success. The Plan is also intended to assist the Company in attracting new Employees and retaining existing Employees; to encourage growth of the Company through incentives that are consistent with the Company’s goals; to provide incentives for individual performance; and to promote teamwork.

ARTICLE 1
DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1                               Administrator means the Board of Directors, any committee or such delegates as shall be administering the Plan in accordance with Article 3.

1.2                               Affiliate means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

1.3                               Applicable Laws means the requirements relating to the administration of stock option and stock award plans under U.S. federal, state and local laws, the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

1.4                               Award means a grant of Options, SARs, Restricted Stock, Restricted Stock Units, Bonus Stock or other equity-based grant under the Plan.

1.5                               Award Agreement means the agreement between the Company and a Participant pursuant to which a specific Award is granted to the Participant.

1.6                               Board of Directors means the Board of Directors of the Company.

1.7                               Bonus Stock means shares of Common Stock granted to a Participant that are subject to the terms set forth in Section 10.2 and the applicable Award Agreement.

1.8                               Cause means “Cause,” as defined in the Participant’s employment agreement, if applicable, or if the Participant has not entered into an employment agreement with the Company, as determined in the sole discretion of the Company, a termination on account of any of the following: (a) repeated refusal to obey written directions of the Board of Directors or a superior officer (so long as such directions do not involve illegal or immoral acts), (b) negligence or willful misconduct in the performance of Participant’s duties, as reasonably directed by the Board of Directors or a superior officer, injurious to the reputation, business or operations of the Company or an Affiliate; (c) misappropriation of any funds or assets of the Company or an Affiliate for personal use; (d) repeated acts of substance abuse that are injurious to the Company or an Affiliate; (e) fraud or dishonesty that is injurious to the Company or an Affiliate; (f) a breach of any material obligation of Participant in an employment, non-disclosure or confidentiality, non-compete, non-solicitation or similar agreement, if applicable, with the Company or an Affiliate; (g) commission of a criminal offense involving money or other property with respect to the Company, an Affiliate or any supplier or customer of the Company or an Affiliate (excluding any traffic violations or similar violations); (h) commission of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed; or (i) engaging in any conduct tending to bring the Company or an Affiliate into public disgrace or disrepute. A Participant who agrees to resign from his employment or service with the Company in lieu of being terminated for Cause may be deemed by the Administrator to have been terminated for Cause for purposes of the Plan.

1.9                               Change in Control means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, (A) by a transaction or series of transactions, any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the combined voting power of the Company’s then outstanding securities (provided such person or group was not a beneficial owner of more than 35% of the combined voting power of the Company’s then outstanding securities as of August 17, 2010); (B) as a result of any merger, consolidation, combination or sale or issuance of securities of the Company, or as a result of or in connection with a contested election of directors, the persons who were directors of the Company as of August 17, 2010 cease to constitute a majority of the Board of Directors; or (C) by a transaction or series of transactions, the authority of the Board of Directors over any activities of the Company becomes subject to the consent, agreement or cooperation of a third party other than shareholders of the Company.

1.10                        Code means the Internal Revenue Code of 1986, as amended from time to time.

1.11                        Common Stock or Stock means the Company’s common stock, par value $0.001 per share, and any share or shares of the Company’s capital stock hereafter issued or issuable in substitution for such shares.

1.12                        Continuous Service means that the Participant’s service as an Employee with the Company or an Affiliate is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. The Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

1.13                        Disability means disability within the meaning of the long-term disability policy maintained by the Company, or if none, within the meaning of Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

1.14                        Effective Date means the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

1.15                        Employee means a common law employee of the Company or an Affiliate and any person who has accepted a binding offer of employment from the Company or an Affiliate (provided that, in the case of an Incentive Stock Option, such person has commenced employment as a common law employee), but excludes any individual classified by the Company or an Affiliate as an independent contractor, consultant or leased employee.

1.16                        Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.17                        Fair Market Value means, as of any specified date, the value of a share of Common Stock determined as follows:

(a)                                 Publicly Traded. If the Common Stock is regularly traded on any established securities market, the Fair Market Value per share of Common Stock shall be the closing sale price for a share of Common Stock for such date, or if there is no closing sales price for a share of Common Stock on that date, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(b)                                 Not Publicly Traded. If the Common Stock is not readily tradable on an established securities market, the Fair Market Value per share of Common Stock shall be the amount determined by the Administrator, reasonably and in good faith, in accordance with Applicable Laws.

1.1                               Full Value Award means any Award other than (i) an Option, (ii) a SAR or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or an Affiliate).

1.2                               Incentive Stock Option means any option granted to an eligible Employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code Section 422.

1.3                               Nonqualified Stock Option means any option granted to an eligible Employee under the Plan that is not an Incentive Stock Option.

1.4                               Option means and refers collectively to Incentive Stock Options and Nonqualified Stock Options.

1.5                               Participant means any Employee who is granted an Award under the Plan. Participant also means the personal representative of a Participant and any other person who acquires the right to exercise or receive payment pursuant to an Award by bequest or inheritance.

1.6                               Permitted Transferee means, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

1.7                               Publicly Traded means that the Company or an Affiliate has issued any class of common equity securities registered under Section 12 of the Exchange Act.

1.8                               Restricted Stock means shares of Common Stock granted to a Participant that are subject to the restrictions set forth in Section 9.1 and the applicable Award Agreement. Restricted Stock also means any shares of the Company’s capital stock issued as a result of a dividend on or split of Restricted Stock. Upon termination of the restrictions, such Common Stock or other capital stock shall no longer be Restricted Stock.

1.9                               Restricted Stock Units means restricted share units granted to a Participant that are subject to the terms set forth in Section 10.2 and the applicable Award Agreement.

1.10                        Restriction Period means the period set forth in the applicable Award Agreement that is the period beginning on the date of grant of the Award and ending on the final vesting date of the Restricted Stock.

1.11                        Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time.

1.12                        Section 162(m) means Code Section 162(m) and any related Treasury regulations promulgated or Internal Revenue Service guidance issued thereunder.

1.13                        Section 409A means Code Section 409A and any related Treasury regulations promulgated or Internal Revenue Service guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

1.14                        Securities Act shall mean the Securities Act of 1933, as amended.

1.15                        Stock Appreciation Right or SAR means a stand-alone stock appreciation right that is subject to the terms set forth in Section 8.1 and the applicable Award Agreement

ARTICLE 2

TERM OF THE PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the stockholders of the Company on or within 12 months of the Effective Date. The Plan shall continue in effect for a term of 10 years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Article 14. In the absence of the approval by stockholders of the Company of an amendment to add shares to the Plan, no Incentive Stock Option shall be granted more than 10 years from the date the Plan is approved by the stockholders of the Company.

ARTICLE 3

ADMINISTRATION

3.1                               ADMINISTRATOR. The Plan shall be administered by the Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to a committee, which shall be appointed by and shall serve at the pleasure of the Board of Directors. The powers, duties and procedures of any appointed committee shall be governed its adopted charter, or in the absence of such charter, by this article. Any committee member shall be deemed to have resigned automatically from the committee upon his termination of service with the Company. To the extent the Administrator considers it desirable for transactions relating to a grant of Awards to be eligible to qualify for an exemption under Rule 16b-3, the Administrator shall consist of a committee of two or more members of the Board, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Administrator considers it desirable for compensation delivered pursuant to a grant of Awards to be eligible to qualify for an exemption under Section 162(m), the Plan shall be administered by a committee of two or more members of the Board, all of whom qualify as “outside directors” within the meaning of Section 162(m). The Administrator may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee, in each case as the Administrator deems appropriate to permit transactions in Common Stock pursuant to the Plan and to satisfy such conditions of Rule 16b-3 or Section 162(m) as then in effect.

3.2                               MEETINGS AND ACTIONS. The Administrator shall hold meetings at such times and places as it may determine in its sole discrimination. A majority of the members of the Administrator shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Administrator shall be the acts of the Administrator and shall be final, binding and conclusive upon all persons, including the Company, its Affiliates, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

3.3                               POWERS OF ADMINISTRATOR. The Administrator shall have the full and exclusive right to grant and determine terms and conditions of all Awards granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan. The Administrator may from time to time in its discretion determine which of the eligible Employees of the Company or its Affiliates should receive Awards, the type of Awards to be granted, and as applicable, the number of shares subject to the Awards, the grant dates, the exercise or purchase price for shares subject to the Awards, the vesting conditions and duration of the Awards and the restrictions applicable to each grant of shares pursuant to the Awards. In selecting Participants and granting Awards, the Administrator shall take into consideration the contribution the Participant has made or may make to the success of the Company or its Affiliates and such other factors as the Administrator shall determine.

3.4                               DISCRETION OF ADMINISTRATOR. The determination of the Administrator as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Affiliates, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan. Subject to the express provisions of the Plan, the Administrator is authorized, in its sole discretion, to construe the Plan and the respective Award Agreements executed hereunder, to prescribe and enforce such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine and amend, subject to the provisions of Article 14, the terms, restrictions and provisions of any outstanding Award in any manner that is not inconsistent with the provisions of the Plan (including but not limited to cashing out Awards, extending the exercise or effective periods of Awards, accelerating the vesting of Awards, and converting or substituting any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company) the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Administrator to cause designated Awards to qualify for specific tax treatment, and to make all other determinations necessary or advisable for administering the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Administrator on any Plan matters shall be final, conclusive and binding on all parties.

3.5                               DELEGATION OF AUTHORITY. To the extent permitted by Applicable Laws, the Administrator may from time to time delegate to a committee of one or more members of the Board of Directors or one or more officers of the Company the authority to grant or amend Awards; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) and other Applicable Laws. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this section shall serve in such capacity at the pleasure of the Administrator.

ARTICLE 4

STOCK SUBJECT TO THE PLAN

4.1                               PLAN LIMIT.

(a)                                 Aggregate Limit. Subject to the provisions of Article 13, the aggregate number of shares of Common Stock that may be issued under Awards granted pursuant to the Plan and the Company’s 2011 Employee Equity Incentive Plan as Amended on August 27, 2012 and August    , 2013 (the “Authorized Amount”) shall be 96.7 million, and shall become 10% of the Company’s outstanding shares of capital stock from time to time (the “10% Amount”) on the first date upon which the aggregate number of shares available for grant under the Plans is less than would be available if the Authorized Amount was the 10% Amount. Such shares of Common Stock shall be authorized but unissued shares. Shares of Common Stock shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. Shares of Common Stock subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. If a Participant pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of shares, or if shares are tendered or withheld to satisfy any Company withholding obligations, the number of shares so tendered or withheld shall become available for re-issuance thereafter under the Plan. Subject to the provisions of Article 13, no more than the aggregate maximum number of shares of Common Stock approved by the Stockholders from time to time may be issued pursuant to Incentive Stock Options.

(b)                                 Section 162(m) Limit. During any single calendar year, no Participant shall be eligible to be granted Awards exceeding 1,000,000 shares of Common Stock.

4.2                               UNUSED STOCK. Shares will be deemed to have been issued under the Plan only (a) to the extent actually issued and delivered pursuant to an Award, or (b) to the extent an Award is settled in cash. If any outstanding Award under the Plan expires or for any other reason ceases to be exercisable, is forfeited or repurchased by the Company, in whole or in part (other than upon exercise of an Award), the shares that were subject to such Award (and as to which the Award had not been exercised) shall continue to be available under the Plan or revert to the Plan to again be available for issuance under the Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award (other than an Option) shall again be available for the grant of an Award pursuant to the Plan.

4.3                               RETENTION OF RIGHTS. The existence of this Plan and any Award granted pursuant to the Plan shall not affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other change in the Company’s capital structure or its business, or a merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or preference stock ranking before or affecting the Common Stock, or the dissolution of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether similar or not.

ARTICLE 5

GRANT OF AWARDS

5.1                               ELIGIBILITY FOR AWARD. Awards may be granted only to persons who, at the time of grant, are Employees.

5.2                               GRANT OF AWARDS. The Administrator may from time to time in its discretion grant Awards to one or more Employees determined by it to be eligible for participation in the Plan in accordance with the provisions of this article. No Award shall be enforceable under the Plan until the Participant provides the Company with a signed Award Agreement in the form specified by the Administrator with respect to the Award to that Participant.

5.3                               TERMS OF AWARDS. Each Award will be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time will approve. The terms of any Award need not be identical to the terms of any other Award to the same or other Participants. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include any type of Award or any combination of Awards under the Plan. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Code Section 422.

5.4                               LIMITATIONS APPLICABLE TO SECTION 16 PERSONS. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.5                               STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 6

VESTING OF AWARDS

An Award shall vest or become exercisable in whole or in part and at such times and upon such conditions, if any, as determined by the Administrator and set forth in the Award Agreement. The Administrator in its discretion may provide that an Award will be vested or exercisable upon (a) the attainment of one or more performance goals or targets established by the Administrator, which may be based on factors including, but not limited to, the price of a share of Common Stock, the Company’s earnings per share, the Company’s market share, the Company’s sales, the Company’s operating margin, the earnings before or after interest, taxes, depreciation, or amortization of the Company; (b) the Participant’s Continuous Service for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion; or (d) a combination of any of the foregoing. Each Award may, in the discretion of the Administrator, have different provisions with respect to vesting or exercise of the Award. At any time after grant of an Award, the Administrator may, in its sole discretion, accelerate the period or waive the conditions for which an Award vests.

ARTICLE 7

STOCK OPTIONS

7.1                               OPTION AWARD AGREEMENT.

(a)                                 Option Exercise Price. The Option price (i.e., exercise price) per share of Common Stock under each Option shall be determined by the Administrator and stated in the Option Award Agreement. The Option price for any Option that is intended to be an Incentive Stock Option or to constitute performance-based compensation within the meaning of Section 162(m) shall not be less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option. Nonqualified Stock Options may be granted with an Option price of less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option.

In the case of an Option that is subject to Section 409A (such as a discounted Nonqualified Stock Option), the timing of the exercise of the Option shall be limited to one (or the earliest of two or more) of the following events, as specified in the applicable Option Award Agreement, as determined and interpreted in accordance with Section 409A: (1) a Change in Control, (2) the Participant’s separation from service, (3) a specified date, or (4) the taxable year in which the Option vests. In the event that Participant fails to exercise such an Option within the prescribed period, the Participant shall forfeit all rights under the Option; the Option Award Agreement shall terminate and be of no further force or effect; and the Company shall be released from all obligations under the Option.

The exercise price of an Option may not be repriced.

(b)                                 Duration of Options. Each Option shall be of a duration as specified in the applicable Award Agreement; provided, however, that the term of any Option shall be no more than 10 years from the date on which the Option is granted and shall be subject to early termination as provided herein.

(c)                                  Limitations on Incentive Stock Options.

(i)                                     Employee Status. An Incentive Stock Option may be granted only to an individual who is an Employee at the time the Option is granted.

(ii)                                  Dollar Limit. To the extent that an Incentive Stock Option (together with all Incentive Stock Options granted to the Participant under the Plan and all other stock option plans of the Company and its Affiliate) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than $100,000 (or such other limit effective under the Code), the portion of each Incentive Stock Option that exceeds such amount will be treated as a Nonqualified Stock Option. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

(iii)                               10% Shareholder. No Incentive Stock Option shall be granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Code Section 424(d)) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate, unless the option price of such Incentive Stock Option is at least 110% of the Fair Market Value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option, and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

(iv)                              Disqualifying Disposition. A Participant shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (A) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Code Section 424(h)) such Option to such Participant, or (B) one year after the transfer of such shares to such Participant.

(d)                                 Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

(e)                                  Other Terms and Conditions. The Option Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant’s ability to exercise an

Option in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Administrator.

7.2                               MANNER OF EXERCISE. An Option or portion of an Option may be exercised by delivery of an irrevocable notice of exercise in such manner as determined by the Company, stating the number of shares being purchased and the restrictions imposed on the shares so purchased, if any.

7.3                               PAYMENT OF OPTION PRICE. The right to receive shares of the Common Stock upon exercise of an Option shall be conditioned upon the delivery by the Participant of payment for shares and withholding taxes incurred by reason of the exercise and certain representations, if requested by the Administrator. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Award Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(a)                                 cash, check or wire transfer (denominated in U.S. Dollars);

(b)                                 subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other shares of Common Stock held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised;

(c)                                  delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)                                 cashless “net exercise” arrangement pursuant to which the Company will reduce the number of shares issued upon exercise by the largest whole number of shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price, together with required withholding amounts (if any), provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance not satisfied by such reduction in the number of whole shares to be issued,

(e)                                  such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by Applicable Laws and acceptable to the Administrator, or

(f)                                   any combination of the foregoing methods of payment.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1                               STOCK APPRECIATION RIGHTS AWARD AGREEMENT.

(a)                                 Grant. A SAR shall entitle a Participant to exercise all or a specified portion of the SAR and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the Fair Market Value on the date of exercise of the SAR by the number of shares of Common Stock with respect to which the SAR shall have been exercised, subject to any limitations the Administrator may impose.

(b)                                 SAR Exercise Price. The exercise (or base) price per share of Common Stock under each SAR shall be determined by the Administrator and shall not be less than 100% of the Fair Market Value (determined as the day the SAR is granted) of the Common Stock subject to the SAR, and shall be stated in the applicable Award Agreement. The exercise price of the Common Stock under a SAR may not be repriced.

(c)                                  Duration of SARs. Each SAR shall be of a duration as specified in the applicable Award Agreement; provided, however, that the term of any SAR shall be no more than 10 years from the date on which the SAR is granted and shall be subject to early termination as provided herein.

(d)                                 Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by a SAR.

(e)                                  Other Terms and Conditions. The SAR Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant’s ability to exercise a SAR in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Administrator.

(f)                                   Form of Payment. A SAR may be paid to the Participant in the form of cash, whole shares, or a combination thereof, based on the Fair Market Value of the shares earned under the SAR on the date of payment.

8.2                               MANNER OF EXERCISE. The SAR or portion of the SAR may be exercised by delivery of an irrevocable notice of exercise in such manner as determined by the Company, stating the number of shares as to which the SAR is being exercised.

ARTICLE 9

RESTRICTED STOCK

9.1                               RESTRICTED STOCK AWARD AGREEMENT. Shares of Common Stock that are the subject of a Restricted Stock Award will be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances.

(a)                                 Issuance of Restricted Stock. The right to receive Restricted Stock shall be conditioned upon the delivery by the Participant of (i) payment of the purchase price, if any, in full, by an electronic transfer of funds, such other form as may be acceptable under the administrative procedures established by the Company, or any other form of legal consideration that may be acceptable to the Administrator; (ii) payment in similar form equal to such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of income or other taxes under Applicable Laws incurred by reason of the vesting of the Restricted Stock or the Participant’s election under Code Section 83(b); (iii) certain investment representations, if requested by the Administrator; and (iv) a copy of the executed Award Agreement in the form specified by the Administrator with respect to the grant of Restricted Stock to that Participant.

(b)                                 Stock Register or Certificates. Shares representing the Restricted Stock shall be recorded in the stock register of the Company in the name of the Participant to whom such Restricted Stock shall have been granted. In the event the Company issues certificates, a stock certificate or certificates representing the Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock shall have been granted, and such certificates shall remain in the custody of the Company. The Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Restricted Stock that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

(c)                                  Restrictions and Rights. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Participant shall have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and such other distributions, as the Board of Directors may, in its discretion, designate, pay or distribute on such Restricted Stock, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, except as set forth in this section. During the Restriction Period, the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the restrictions have lapsed, and a breach of the terms and conditions established by the Administrator pursuant to the Award Agreement will cause a forfeiture of the Restricted Stock. The Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate.

(d)                                 Forfeiture. If the Participant fails to satisfy any applicable restrictions, terms and conditions set forth in this Plan or in the applicable Award Agreement for any reason, any Restricted Stock held by such Participant and affected by such conditions shall be forfeited to the Company in return for such consideration as shall be specified in the Award Agreement. The Company and its officers are authorized to reflect such forfeiture of Restricted Stock on the Company’s stock ledger.

(e)                                  Section 83(b) Election. If a Participant makes an election under Code Section 83(b) to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Code Section 83(a), the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 10

OTHER AWARDS

10.1                        BONUS STOCK AWARDS. Each Bonus Stock Award granted to a Participant will constitute a transfer of shares of Common Stock other than Restricted Stock on such terms and conditions as the Administrator shall determine. Bonus Stock Awards will be made in shares of Common Stock and may be subject to performance criteria or any other specific criteria, including service to the Company or an Affiliate, determined by the Administrator. The purchase price, if any, for Common Stock issued in connection with a Bonus Stock Award will be determined by the Administrator in its sole discretion.

10.2                        RESTRICTED STOCK UNIT AWARD. Each Restricted Stock Unit Award will be subject to such terms and conditions as the Administrator shall determine. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more performance criteria or other specific criteria, including service to the Company or an Affiliate, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A. Restricted Stock Units may be paid in cash, shares of Common Stock, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Common Stock (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

10.3                       OTHER AWARDS. The Administrator may from time to time in its sole discretion determine which of the eligible Employees of the Company and its Affiliates should receive grants of other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including without limitation dividend equivalents, phantom stock , phantom stock units and performance units. Such Awards may be issued alone or in conjunction with other Awards under the Plan. In addition, the Administrator may, from time to time, in its sole discretion and consistent with Applicable Laws that would prohibit the imposition of the constructive or actual receipt of income, afford a Participant the opportunity to convert the form of Award currently held by the Participant prior to the time such Participant would become vested in such Award (e.g., from a Restricted Stock Award to a restricted stock unit award). The Administrator, in its sole discretion, may include in any Award any provisions necessary to avoid adverse tax consequences to the Participant under Section 409A.

ARTICLE 11

ISSUANCE OF SHARES

11.1                        STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Board of Directors has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares are listed or traded. The Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock prior to satisfaction of any applicable vesting requirement. All stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other under Applicable Laws and rules and regulations and to reflect vesting restrictions. The Administrator may place legends on any stock certificate to reference restrictions applicable to the shares. In addition to the terms and conditions provided herein, the Board of Directors may require that a Participant make such reasonable covenants, agreements, and representations as the Board of Directors, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator. No fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

11.2                        NONTRANSFERABILITY.

(a)                                 No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as otherwise provided by the Administrator, no Award shall be assigned, transferred, or otherwise disposed of by a Participant for value other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(b)                                 During the lifetime of the Participant and for so long as the Participant is not incapacitated, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a domestic relations order. Notice to exercise an Award shall be signed by the Participant or other person then entitled to exercise the Award or such portion of the Award. In the event that an Award shall be exercised by any person or persons other than the Participant, the Administrator may require appropriate proof of the right of such person or persons to exercise the Award. In addition, the Administrator may require such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange on which the Common Stock is traded or any other Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. After the death or incapacitation of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

(c)                                  Notwithstanding the foregoing, the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator.

11.3                        PAPERLESS ADMINISTRATION. Subject to Applicable Laws, the Administrator may make Awards, provide applicable disclosure and establish procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

ARTICLE 12

TERMINATION OF CONTINUOUS SERVICE

12.1                       EFFECT OF TERMINATION OF CONTINUOUS SERVICE. Except as otherwise provided in an applicable Award Agreement or employment agreement with a Participant, or as otherwise provided by the Administrator, any vesting of any Award shall cease upon termination of the Participant’s Continuous Service, and any Award shall be exercisable only to the extent that it was exercisable on the date of such termination of Continuous Service. Any Award not exercisable as of the date of termination, and any Award or portions thereof not exercised within the period specified herein, shall terminate.

(a)                                 Termination Other than for Cause. Subject to any limitations set forth in the agreement for an Award, and provided that the notice of exercise is provided as required by the Plan prior to the expiration of the Award, the Participant shall be entitled to exercise the Award (i) during the Participant’s Continuous Service, and (ii) for a period of 90 days after the date of termination of the Participant’s Continuous Service for reason other than Cause, or such longer period as may be set forth in the Award Agreement.

(b)                                 Termination by Death. Notwithstanding subsection (a), if a Participant’s Continuous Service should terminate as a result of the Participant’s death, or if a Participant should die within a period of 90 days after termination of the Participant’s Continuous Service under circumstances in which subsection (a) would permit the exercise of the Award following termination, the personal representatives of the Participant’s estate or the person or persons who shall have acquired the Award from the Participant by bequest or inheritance may exercise the Award at any time within one year after the date of death, but not later than the expiration date of the Award.

(c)                                  Termination by Disability. Notwithstanding subsection (a), if a Participant’s Continuous Service should terminate by reason of the Participant’s Disability, the Participant may exercise the Award at any time within one year after the date of termination but not later than the expiration date of the Award.

(d)                                 Termination for Cause. Notwithstanding anything herein to the contrary, and unless otherwise provided by the Award Agreement, if the Participant is terminated for Cause, all unexercised Awards granted to the Participant shall terminate immediately upon such termination.

(e)                                  Extension of Award Termination Date. The Administrator, in its sole discretion, may extend the termination date of an Award granted under the Plan without regard to the preceding provisions of this section. Exercise of an Incentive Stock Option beyond the periods provided in subsections (a), (b) and (c) shall evidence the Participant’s consent to such extension and any resulting recharacterization of the Option as a Nonqualified Stock Option.

12.2                        EFFECT OF TERMINATION OF CONTINUOUS SERVICE ON STOCK. Except as otherwise provided in an applicable Award Agreement or employment agreement with a Participant, or as otherwise provided by the Administrator, in the event that a Participant terminates Continuous Service with the Company for any reason, including Disability of the Participant, any unvested shares of Common Stock held by such Participant as of the date of such termination of Continuous Service shall be forfeited to the Company as of the date of termination of Continuous Service.

ARTICLE 13

REORGANIZATION, RECAPITALIZATION AND CHANGE IN CONTROL

13.1                       ADJUSTMENTS TO COMMON STOCK. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Participant of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (a) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased. Notwithstanding the foregoing, any such adjustment made with respect to an Award that is an Incentive Stock Option shall comply with the requirements of Code Section 424(a), and in no event shall any such adjustment be made which would render (i) any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Code Section 422 or (ii) any award that is intended to be exempt from, or comply with, Section 409A to fail to comply with Section 409A.

13.2                        RECAPITALIZATION. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Participant shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

13.3                        CHANGE IN CONTROL. In the event of a Change in Control, the Administrator in its sole discretion may:

(a)                                 Substitution of Awards. negotiate a binding agreement whereby the surviving corporation or acquiring corporation may assume any outstanding Award under the Plan or may substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock (including an award to acquire the same consideration paid to the stockholders in the Change in Control) for those outstanding under the Plan; provided that with respect to (i) each outstanding Incentive Stock Option, any such substituted award meets the requirements of Code Section 424(a) and (ii) each outstanding Award subject to Section 409A, any such substituted award meets the requirements of Section 409A;

(b)                                 Acceleration of Vesting. accelerate the vesting of outstanding Awards (and, if applicable, the time during which such Awards may be exercised);

(c)                                  Acceleration of Exercise: in lieu of, or in addition to, accelerating the vesting of outstanding Awards, the Administrator may, upon written notice to Participants, provide that all unexercised Awards must be exercised or satisfied upon the Change in Control or within a specified number of days of the date of such Change in Control or such Awards will terminate. In response to such notice, a Participant may make an irrevocable election to exercise the Participant’s Award contingent upon and effective as of the effective date stated in such notice. Any Award shall terminate if not exercised upon the time frame stated in the notice. The Administrator may, in its sole discretion, accelerate the vesting of any outstanding Award in connection with any proposed or completed Change in Control.

(d)                                 Cash-Out: prior to such a Change in Control, terminate any or all unexercised Awards (after acceleration of vesting) in exchange for cash or consideration similar to that received by stockholders of Common Stock of the Company in the Change in Control, less the exercise price required under any such Awards.

13.4                        OTHER EVENTS. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this article, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Administrator in its discretion as to the number and exercise price of shares of Common Stock or other consideration subject to such Award. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Administrator, the determination of which shall be conclusive.

13.5                        NO ADJUSTMENT FOR CERTAIN AWARDS. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair market value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

ARTICLE 14

AMENDMENT AND TERMINATION

14.1                        AMENDMENT OF THE PLAN. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Award previously granted without the consent of the affected Participant. Unless the stockholders of the Company shall have given their approval, the Board of Directors may not amend the Plan to (a) increase the maximum aggregate number of shares that may be issued under the Plan, (b) increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, (c) change the class of individuals eligible to receive Awards under the Plan, or (d) make any other change that would require stockholder approval under Applicable Laws.

14.2                        TERMINATION OF THE PLAN. The Board of Directors may at any time suspend or terminate the Plan. No such suspension or termination shall diminish or impair the rights under an Award previously granted without the consent of the affected Participant, and termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth anniversary of the Effective Date.

ARTICLE 15

GENERAL PROVISIONS

15.1                        TAX OBLIGATIONS. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state local and foreign income or other tax withholding obligation (including the Participant’s FICA or employment tax obligation) under Applicable Laws relating to the exercise or acquisition of Common Stock under an Award by tendering a cash payment or, if permitted by the Administrator, either withholding from any cash compensation paid to the Participant by the Company or its Affiliate or delivering to the Company owned and unencumbered shares of Common Stock. The number of shares of Common Stock which may be withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. Notwithstanding any provision to the contrary, all taxes associated with participation in the Plan, including any liability imposed under Section 409A, shall be borne by the Participant.

15.2                        SECTION 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A.

15.3                        RULE 16B-3. It is intended that, at any time the Company is Publicly Traded, the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of

Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

15.4                       SECTION 162(M).

(a)                                 Performance-Based Compensation. It is intended that, at any time when the Common Stock is Publicly-Traded, the Plan shall comply fully with and meet all the requirements of Section 162(m) so that Awards hereunder which are made to Participants who are “covered employees” (as defined in Section 162(m)) shall constitute “performance-based” compensation within the meaning of Section 162(m). If an Award is intended to qualify as “performance-based” compensation within the meaning of Section 162(m), it shall be payable solely on account of attainment of established performance goals. If any provision of the Plan or an applicable Award Agreement would disqualify the Plan or Award or would not otherwise permit the Plan or Award to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m).

(b)                                 Performance-Based Requirements. To the extent necessary to comply with the requirements of Section 162(m)(4)(C), with respect to any Award which is intended to qualify as performance-based compensation, no later than 90 days following the commencement of any performance period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m)), the Administrator shall, in writing, (i) designate one or more eligible individuals, (ii) select the performance criteria applicable to such performance period, (iii) establish the performance goals and amounts of such Awards that may be earned for such performance period, and (iv) specify the relationship between performance criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each covered employee for such performance period.

(c)                                  Performance Criteria. The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following: achievement of benchmarks such as specified permitting or financings; earnings or earnings per share; cash flow; customer satisfaction; revenues; financial return ratios (such as return on equity and/or return on assets); market performance; stockholder return or value; operating profits; EBITDA; net profits; profit returns and margins; stock price; credit quality; sales growth; market share; comparisons to peer companies (on a company-wide or divisional basis); working capital; or individual or aggregate employee performance.

(d)                                 Certification of Results. Following the completion of each performance period, the Administrator shall certify in writing whether and the extent to which the applicable performance goals have been achieved for such performance period. In determining the amount earned under such Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant including the assessment of individual or corporate performance for the performance period.

15.5                        SECTION 13(K). Notwithstanding any other provision of the Plan to the contrary, no Participant who is an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

15.6                        BENEFICIARY DESIGNATIONS. Each Participant may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Participant’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Participant’s beneficiary shall be the Participant’s estate.

15.7                        NO EMPLOYMENT RIGHTS. Nothing contained in this Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of such Participant’s Continuous Service by the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Continuous Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Award.

15.8                        JURISDICTIONS. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the Applicable Laws in which the Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries, to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed and to meet the objectives of the Plan. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Article 4. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

15.9                        FOREIGN CURRENCY. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. The amount payable will be determined by conversion from U.S. dollars at the exchange rate as selected by the Administrator on the date of exercise.

15.10                 OTHER EMPLOYEE BENEFITS. Unless so provided by the applicable plan, the amount of compensation deemed to be received by a Participant as a result of the exercise of an Award shall not constitute earnings with respect to which any other employee benefits of the person are determined, including without limitation benefits under any pension, profit sharing, life insurance, or disability or other salary continuation plan.

15.11                 CONFIDENTIALITY OF INFORMATION. Except as required by Applicable Laws, information regarding the grant of Awards under this Plan is confidential information of the Company and may not be shared with anyone other than the Participant’s immediate family and personal financial advisor and other person(s) designated by Participant by power of attorney or assignment.

15.12                 NO FUNDING. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

15.13                 SEVERABILITY. If any provision of this Plan is held by any court or governmental authority to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. Instead, each provision held to be illegal or invalid shall, if possible, be construed and enforced in a manner that will give effect to the terms of such provision to the fullest extent possible while remaining legal and valid.

15.14                 GOVERNING LAW AND VENUE. This Plan, and all Awards granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Nevada without regard to conflicts of laws principles.

15.15                 USE OF PROCEEDS. Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes, but in no event shall be used to purchase shares in the public market for issuance of Stock or Awards under the Plan.

15.16                 APPENDICES. The Administrator may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the share limitations contained in Article 4.

15.17                 INDEMNIFICATION. To the extent allowable pursuant to Applicable Laws, each member of the Administrator and of the Board of Directors shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which the member may be a party or in which the member may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Annex B

PROSPECT GLOBAL RESOURCES INC.

2011 DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

AS AMENDED ON AUGUST 27, 2012 AND AUGUST     , 2013

Effective Date: August 22, 2011

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials. To the extent this communication contains a tax statement or tax advice, Brownstein Hyatt Farber Schreck, LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which the tax statement or tax advice relates.

B-i

B-ii

PROSPECT GLOBAL RESOURCES INC.

2011 DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

INTRODUCTION

Prospect Global Resources Inc., a Nevada corporation (the “Company”), hereby adopts the Prospect Global Resources Inc. 2011 Director and Consultant Equity Incentive Plan (the “Plan”). The purpose of the Plan is to further the growth and development of the Company by affording an opportunity for stock ownership to selected Directors and Consultants of the Company and its Affiliates (all as defined below) who are involved in endeavors significant to the Company’s success. The Plan is also intended to assist the Company in attracting new Directors and Consultants and retaining existing Directors and Consultants; to encourage growth of the Company through incentives that are consistent with the Company’s goals; and to promote teamwork.

ARTICLE 1

DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1                               Administrator means the Board of Directors, any committee or such delegates as shall be administering the Plan in accordance with Article 3.

1.2                               Affiliate means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

1.3                               Applicable Laws means the requirements relating to the administration of stock option and stock award plans under U.S. federal, state and local laws, the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

1.4                               Award means a grant of Options, SARs, Restricted Stock, Restricted Stock Units, Bonus Stock or other equity-based grant under the Plan.

1.5                               Award Agreement means the agreement between the Company and a Participant pursuant to which a specific Award is granted to the Participant.

1.6                               Board of Directors means the Board of Directors of the Company.

1.7                               Bonus Stock means shares of Common Stock granted to a Participant that are subject to the terms set forth in Section 10.2 and the applicable Award Agreement.

1.8                               Cause means “Cause,” as defined in the Participant’s employment agreement, if applicable, or if the Participant has not entered into an employment agreement with the Company, as determined in the sole discretion of the Company, a termination on account of any of the following: (a) repeated refusal to obey written directions of the Board of Directors or a superior officer (so long as such directions do not involve illegal or immoral acts), (b) negligence or willful misconduct in the performance of Participant’s duties, as reasonably directed by the Board of Directors or a superior officer, injurious to the reputation, business or operations of the Company or an Affiliate; (c) misappropriation of any funds or assets of the Company or an Affiliate for personal use; (d) repeated acts of substance abuse that are injurious to the Company or an Affiliate; (e) fraud or dishonesty that is injurious to the Company or an Affiliate; (f) a breach of any material obligation of Participant in an employment, non-disclosure or confidentiality, non-compete, non-solicitation or similar agreement, if applicable, with the Company or an Affiliate; (g) commission of a criminal offense involving money or other property with respect to the Company, an Affiliate or any supplier or customer of the Company or an Affiliate (excluding any traffic violations or similar violations); (h) commission of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed; or (i) engaging in any conduct tending to bring the Company or an Affiliate into public disgrace or disrepute. A Participant who agrees to resign from his employment or service with the Company in lieu of being terminated for Cause may be deemed by the Administrator to have been terminated for Cause for purposes of the Plan.

1.9                               Change in Control means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, (A) by a transaction or series of transactions, any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the combined voting power of the Company’s then outstanding securities (provided such person or group was not a beneficial owner of more than 35% of the combined voting power of the Company’s then outstanding securities as of August 17, 2010); (B) as a result of any merger, consolidation, combination or sale or issuance of securities of the Company, or as a result of or in connection with a contested election of directors, the persons who were directors of the Company as of August 17, 2010 cease to constitute a majority of the Board of Directors; or (C) by a transaction or series of transactions, the authority of the Board of Directors over any activities of the Company becomes subject to the consent, agreement or cooperation of a third party other than shareholders of the Company.

1.10                        Code means the Internal Revenue Code of 1986, as amended from time to time.

1.11                        Common Stock or Stock means the Company’s common stock, par value $0.001 per share, and any share or shares of the Company’s capital stock hereafter issued or issuable in substitution for such shares.

1.12                        Consultant shall mean any individual who is neither an Employee nor a Director who is engaged by the Company or an Affiliate to render services to such entity as an advisor or consultant.

1.13                        Continuous Service means that the Participant’s service as a Director or Consultant with the Company or an Affiliate is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. The Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

1.14                        Director means an individual who is a member the Board of Directors or a member of the board of directors of an Affiliate, who (in either case) is not an Employee.

1.15                        Disability means disability within the meaning of the long-term disability policy maintained by the Company, or if none, within the meaning of Code Section 22(e)(3), provided that the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

1.16                        Effective Date means the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

1.17                        Employee means a common law employee of the Company or an Affiliate and any person who has accepted a binding offer of employment from the Company or an Affiliate, but excludes any individual classified by the Company or an Affiliate as an independent contractor, consultant or leased employee.

1.18                       Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.19                        Fair Market Value means, as of any specified date, the value of a share of Common Stock determined as follows:

(a)                                 Publicly Traded. If the Common Stock is regularly traded on any established securities market, the Fair Market Value per share of Common Stock shall be the closing sale price for a share of Common Stock for such date, or if there is no closing sales price for a share of Common Stock on that date, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(b)                                 Not Publicly Traded. If the Common Stock is not readily tradable on an established securities market, the Fair Market Value per share of Common Stock shall be the amount determined by the Administrator, reasonably and in good faith, in accordance with Applicable Laws.

1.1                               Full Value Award means any Award other than (i) an Option, (ii) a SAR or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or an Affiliate).

1.2                               Option means any option granted to a Participant under the Plan.

1.3                               Participant means any Director or Consultant who is granted an Award under the Plan. Participant also means the personal representative of a Participant and any other person who acquires the right to exercise or receive payment pursuant to an Award by bequest or inheritance.

1.4                               Permitted Transferee means, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

1.5                               Publicly Traded means that the Company or an Affiliate has issued any class of common equity securities registered under Section 12 of the Exchange Act.

1.6                               Restricted Stock means shares of Common Stock granted to a Participant that are subject to the restrictions set forth in Section 9.1 and the applicable Award Agreement. Restricted Stock also means any shares of the Company’s capital stock issued as a result of a dividend on or split of Restricted Stock. Upon termination of the restrictions, such Common Stock or other capital stock shall no longer be Restricted Stock.

1.7                               Restricted Stock Units means restricted share units granted to a Participant that are subject to the terms set forth in Section 10.2 and the applicable Award Agreement.

1.8                               Restriction Period means the period set forth in the applicable Award Agreement that is the period beginning on the date of grant of the Award and ending on the final vesting date of the Restricted Stock.

1.9                              Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time.

1.10                        Section 409A means Code Section 409A and any related Treasury regulations promulgated or Internal Revenue Service guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

1.11                        Securities Act shall mean the Securities Act of 1933, as amended.

1.12                        Stock Appreciation Right or SAR means a stand-alone stock appreciation right that is subject to the terms set forth in Section 8.1 and the applicable Award Agreement

ARTICLE 2

TERM OF THE PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the stockholders of the Company on or within 12 months of the Effective Date. The Plan shall continue in effect for a term of 10 years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Article 14.

ARTICLE 3

ADMINISTRATION

3.1                               ADMINISTRATOR. The Plan shall be administered by the Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to a committee, which shall be appointed by and shall serve at the pleasure of the Board of Directors. The powers, duties and procedures of any appointed committee shall be governed its adopted charter, or in the absence of such charter, by this article. Any committee member shall be deemed to have resigned automatically from the committee upon his termination of service with the Company. To the extent the Administrator considers it desirable for transactions relating to a grant of Awards to be eligible to qualify for an exemption under Rule 16b-3, the Administrator shall consist of a committee of two or more members of the Board, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. The Administrator may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee, in each case as the Administrator deems appropriate to permit transactions in Common Stock pursuant to the Plan and to satisfy such conditions of Rule 16b-3 as then in effect.

3.2                               MEETINGS AND ACTIONS. The Administrator shall hold meetings at such times and places as it may determine in its sole discrimination. A majority of the members of the Administrator shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Administrator shall be the acts of the Administrator and shall be final, binding and conclusive upon all persons, including the Company, its Affiliates, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

3.3                               POWERS OF ADMINISTRATOR. The Administrator shall have the full and exclusive right to grant and determine terms and conditions of all Awards granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan. The Administrator may from time to time in its discretion determine which of the eligible Directors and Consultants of the Company or its Affiliates should receive Awards, the type of Awards to be granted, and as applicable, the number of shares subject to the Awards, the grant dates, the exercise or purchase price for shares subject to the Awards, the vesting conditions and duration of the Awards and the restrictions applicable to each grant of shares pursuant to the Awards. In selecting Participants and granting

Awards, the Administrator shall take into consideration the contribution the Participant has made or may make to the success of the Company or its Affiliates and such other factors as the Administrator shall determine.

3.4                               DISCRETION OF ADMINISTRATOR. The determination of the Administrator as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Affiliates, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan. Subject to the express provisions of the Plan, the Administrator is authorized, in its sole discretion, to construe the Plan and the respective Award Agreements executed hereunder, to prescribe and enforce such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine and amend, subject to the provisions of Article 14, the terms, restrictions and provisions of any outstanding Award in any manner that is not inconsistent with the provisions of the Plan (including but not limited to cashing out Awards, extending the exercise or effective periods of Awards, accelerating the vesting of Awards, and converting or substituting any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company) the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Administrator to cause designated Awards to qualify for specific tax treatment, and to make all other determinations necessary or advisable for administering the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Administrator on any Plan matters shall be final, conclusive and binding on all parties.

3.5                               DELEGATION OF AUTHORITY. To the extent permitted by Applicable Laws, the Administrator may from time to time delegate to a committee of one or more members of the Board of Directors or one or more officers of the Company the authority to grant or amend Awards; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, individuals who are subject to Section 16 of the Exchange Act; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Laws. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this section shall serve in such capacity at the pleasure of the Administrator.

ARTICLE 4

STOCK SUBJECT TO THE PLAN

4.1                               PLAN LIMIT. Subject to the provisions of Article 13, the aggregate number of shares of Common Stock that may be issued under Awards granted pursuant to the Plan and the Company’s 2011 Director and Consultant Equity Incentive Plan as Amended on August 27, 2012 and August     , 2013 (the “Authorized Amount”) shall be 96.7 million, and shall become 10% of the Company’s outstanding shares of capital stock from time to time (the “10% Amount”) on the first date upon which the aggregate number of shares available for grant under the Plans is less than would be available if the Authorized Amount was the 10% Amount. Such shares of Common Stock shall be authorized but unissued shares. Shares of Common Stock shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. Shares of Common Stock subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. If a Participant pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of shares, or if shares are tendered or withheld to satisfy any Company withholding obligations, the number of shares so tendered or withheld shall become available for re-issuance thereafter under the Plan.

4.2                               UNUSED STOCK. Shares will be deemed to have been issued under the Plan only (a) to the extent actually issued and delivered pursuant to an Award, or (b) to the extent an Award is settled in cash. If any outstanding Award under the Plan expires or for any other reason ceases to be exercisable, is forfeited or repurchased by the Company, in whole or in part (other than upon exercise of an Award), the shares that were subject to such Award (and as to which the Award had not been exercised) shall continue to be available under the Plan or revert to the Plan to again be available for issuance under the Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award (other than an Option) shall again be available for the grant of an Award pursuant to the Plan.

4.3                               RETENTION OF RIGHTS. The existence of this Plan and any Award granted pursuant to the Plan shall not affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other change in the Company’s capital structure or its business, or a merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or preference stock ranking before or affecting the Common Stock, or the dissolution of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether similar or not.

ARTICLE 5

GRANT OF AWARDS

5.1                               ELIGIBILITY FOR AWARD. Awards may be granted only to persons who, at the time of grant, are Directors or Consultants.

5.2                               GRANT OF AWARDS. The Administrator may from time to time in its discretion grant Awards to one or more Directors or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of this article. No Award shall be enforceable under the Plan until the Participant provides the Company with a signed Award Agreement in the form specified by the Administrator with respect to the Award to that Participant.

5.3                               TERMS OF AWARDS. Each Award will be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time will approve. The terms of any Award need not be identical to the terms of any other Award to the same or other Participants. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include any type of Award or any combination of Awards under the Plan.

5.4                               LIMITATIONS APPLICABLE TO SECTION 16 PERSONS. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.5                               STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 6

VESTING OF AWARDS

An Award shall vest or become exercisable in whole or in part and at such times and upon such conditions, if any, as determined by the Administrator and set forth in the Award Agreement. The Administrator in its discretion may provide that an Award will be vested or exercisable upon (a) the attainment of one or more performance goals or targets established by the Administrator, which may be based on factors including, but not limited to, the price of a share of Common Stock, the Company’s earnings per share, the Company’s market share, the Company’s sales, the Company’s operating margin, the earnings before or after interest, taxes, depreciation, or amortization of the Company; (b) the Participant’s Continuous Service for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion; or (d) a combination of any of the foregoing. Each Award may, in the discretion of the Administrator, have different provisions with respect to vesting or exercise of the Award. At any time after grant of an Award, the Administrator may, in its sole discretion, accelerate the period or waive the conditions for which an Award vests.

ARTICLE 7

STOCK OPTIONS

7.1                               OPTION AWARD AGREEMENT.

(a)                                 Option Exercise Price. The Option price (i.e., exercise price) per share of Common Stock under each Option shall be determined by the Administrator and stated in the Option Award Agreement. Options may be granted with an Option price of less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option.

In the case of an Option that is subject to Section 409A (such as a discounted Option), the timing of the exercise of the Option shall be limited to one (or the earliest of two or more) of the following events, as specified in the applicable Option Award Agreement, as determined and interpreted in accordance with Section 409A: (1) a Change in Control, (2) the Participant’s separation from service, (3) a specified date, or (4) the taxable year in which the Option vests. In the event that Participant fails to exercise such an Option within the prescribed period, the Participant shall forfeit all rights under the Option; the Option Award Agreement shall terminate and be of no further force or effect; and the Company shall be released from all obligations under the Option.

The exercise price of an Option may not be repriced.

(b)                                 Duration of Options. Each Option shall be of a duration as specified in the applicable Award Agreement; provided, however, that the term of any Option shall be no more than 10 years from the date on which the Option is granted and shall be subject to early termination as provided herein.

(c)                                  Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

(d)                                 Other Terms and Conditions. The Option Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant’s ability to exercise an Option in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Administrator.

7.2                               MANNER OF EXERCISE. An Option or portion of an Option may be exercised by delivery of an irrevocable notice of exercise in such manner as determined by the Company, stating the number of shares being purchased and the restrictions imposed on the shares so purchased, if any.

7.3                               PAYMENT OF OPTION PRICE. The right to receive shares of the Common Stock upon exercise of an Option shall be conditioned upon the delivery by the Participant of payment for shares and withholding taxes incurred by reason of the exercise and certain representations, if requested by the Administrator. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Award Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(a)                                 cash, check or wire transfer (denominated in U.S. Dollars);

(b)                                 subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other shares of Common Stock held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised;

(c)                                  delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)                                 cashless “net exercise” arrangement pursuant to which the Company will reduce the number of shares issued upon exercise by the largest whole number of shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price, together with required withholding amounts (if any), provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance not satisfied by such reduction in the number of whole shares to be issued,

(e)                                  such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by Applicable Laws and acceptable to the Administrator, or

(f)                                   any combination of the foregoing methods of payment.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1                               STOCK APPRECIATION RIGHTS AWARD AGREEMENT.

(a)                                 Grant. A SAR shall entitle a Participant to exercise all or a specified portion of the SAR and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the Fair Market Value on the date of exercise of the SAR by the number of shares of Common Stock with respect to which the SAR shall have been exercised, subject to any limitations the Administrator may impose.

(b)                                 SAR Exercise Price. The exercise (or base) price per share of Common Stock under each SAR shall be determined by the Administrator and shall not be less than 100% of the Fair Market Value (determined as the day the SAR is granted) of the Common Stock subject to the SAR, and shall be stated in the applicable Award Agreement. The exercise price of the Common Stock under a SAR may not be repriced.

(c)                                  Duration of SARs. Each SAR shall be of a duration as specified in the applicable Award Agreement; provided, however, that the term of any SAR shall be no more than 10 years from the date on which the SAR is granted and shall be subject to early termination as provided herein.

(d)                                 Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by a SAR.

(e)                                  Other Terms and Conditions. The SAR Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant’s ability to exercise a SAR in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Administrator.

(f)                                   Form of Payment. A SAR may be paid to the Participant in the form of cash, whole shares, or a combination thereof, based on the Fair Market Value of the shares earned under the SAR on the date of payment.

8.2                               MANNER OF EXERCISE. The SAR or portion of the SAR may be exercised by delivery of an irrevocable notice of exercise in such manner as determined by the Company, stating the number of shares as to which the SAR is being exercised.

ARTICLE 9

RESTRICTED STOCK

9.1                               RESTRICTED STOCK AWARD AGREEMENT. Shares of Common Stock that are the subject of a Restricted Stock Award will be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances.

(a)                                 Issuance of Restricted Stock. The right to receive Restricted Stock shall be conditioned upon the delivery by the Participant of (i) payment of the purchase price, if any, in full, by an electronic transfer of funds, such other form as may be acceptable under the administrative procedures established by the Company, or any other form of legal consideration that may be acceptable to the Administrator; (ii) payment in similar form equal to such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of income or other taxes under Applicable Laws incurred by reason of the vesting of the Restricted Stock or the Participant’s election under Code Section 83(b); (iii) certain investment representations, if requested by the Administrator; and (iv) a copy of the executed Award Agreement in the form specified by the Administrator with respect to the grant of Restricted Stock to that Participant.

(b)                                 Stock Register or Certificates. Shares representing the Restricted Stock shall be recorded in the stock register of the Company in the name of the Participant to whom such Restricted Stock shall have been granted. In the event the Company issues certificates, a stock certificate or certificates representing the Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock shall have been granted, and such certificates shall remain in the custody of the Company. The Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Restricted Stock that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

(c)                                  Restrictions and Rights. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Participant shall have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and such other distributions, as the Board of Directors may, in its discretion, designate, pay or distribute on such Restricted Stock, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, except as set forth in this section. During the Restriction Period, the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the restrictions have lapsed, and a breach of the terms and conditions established by the Administrator pursuant to the Award Agreement will cause a forfeiture of the Restricted Stock. The Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate.

(d)                                 Forfeiture. If the Participant fails to satisfy any applicable restrictions, terms and conditions set forth in this Plan or in the applicable Award Agreement for any reason, any Restricted Stock held by such Participant and affected by such conditions shall be forfeited to the Company in return for such consideration as shall be specified in the Award Agreement. The Company and its officers are authorized to reflect such forfeiture of Restricted Stock on the Company’s stock ledger.

(e)                                  Section 83(b) Election. If a Participant makes an election under Code Section 83(b) to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Code Section 83(a), the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 10

OTHER AWARDS

10.1                       BONUS STOCK AWARDS. Each Bonus Stock Award granted to a Participant will constitute a transfer of shares of Common Stock other than Restricted Stock on such terms and conditions as the Administrator shall determine. Bonus Stock Awards will be made in shares of Common Stock and may be subject to performance criteria or any other specific criteria, including service to the Company or an Affiliate, determined by the Administrator. The purchase price, if any, for Common Stock issued in connection with a Bonus Stock Award will be determined by the Administrator in its sole discretion.

10.2                        RESTRICTED STOCK UNIT AWARD. Each Restricted Stock Unit Award will be subject to such terms and conditions as the Administrator shall determine. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more performance criteria or other specific criteria, including service to the Company or an Affiliate, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A. Restricted Stock Units may be paid in cash, shares of Common Stock, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Common Stock (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

10.3                        OTHER AWARDS. The Administrator may from time to time in its sole discretion determine which of the eligible Directors and Consultants of the Company and its Affiliates should receive grants of other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including without limitation dividend equivalents, phantom stock, phantom stock units and performance units. Such Awards may be issued alone or in conjunction with other Awards under the Plan. In addition, the Administrator may, from time to time, in its sole discretion and consistent with Applicable Laws that would prohibit the imposition of the constructive or actual receipt of income, afford a Participant the opportunity to convert the form of Award currently held by the Participant prior to the time such Participant would become vested in such Award (e.g., from a Restricted Stock Award to a restricted stock unit award). The Administrator, in its sole discretion, may include in any Award any provisions necessary to avoid adverse tax consequences to the Participant under Section 409A.

ARTICLE 11

ISSUANCE OF SHARES

11.1                        STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Board of Directors has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares are listed or traded. The Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock prior to satisfaction of any applicable vesting requirement. All stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other under Applicable Laws and rules and regulations and to reflect vesting restrictions. The Administrator may place legends on any stock certificate to reference restrictions applicable to the shares. In addition to the terms and conditions provided herein, the Board of Directors may require that a Participant make such reasonable covenants, agreements, and representations as the Board of Directors, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator. No fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

11.2                        NONTRANSFERABILITY.

(a)                                 No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as otherwise provided by the Administrator, no Award shall be assigned, transferred, or otherwise disposed of by a Participant for value other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(b)                                 During the lifetime of the Participant and for so long as the Participant is not incapacitated, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a domestic relations order. Notice to exercise an Award shall be signed by the Participant or other person then entitled to exercise the Award or such portion of the Award. In the event that an Award shall be exercised by any person or persons other than the Participant, the Administrator may require appropriate proof of the right of such person or persons to exercise the Award. In addition, the Administrator may require such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange on which the Common Stock is traded or any other Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. After the death or incapacitation of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

(c)                                  Notwithstanding the foregoing, the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator.

11.3                        PAPERLESS ADMINISTRATION. Subject to Applicable Laws, the Administrator may make Awards, provide applicable disclosure and establish procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

ARTICLE 12

TERMINATION OF CONTINUOUS SERVICE

12.1                        EFFECT OF TERMINATION OF CONTINUOUS SERVICE. Except as otherwise provided in an applicable Award Agreement or employment agreement with a Participant, or as otherwise provided by the Administrator, any vesting of any Award shall cease upon termination of the Participant’s Continuous Service, and any Award shall be exercisable only to the extent that it was exercisable on the date of such termination of Continuous Service. Any Award not exercisable as of the date of termination, and any Award or portions thereof not exercised within the period specified herein, shall terminate.

(a)                                 Termination Other than for Cause. Subject to any limitations set forth in the agreement for an Award, and provided that the notice of exercise is provided as required by the Plan prior to the expiration of the Award, the Participant shall be entitled to exercise the Award (i) during the Participant’s Continuous Service, and (ii) for a period of 90 days after the date of termination of the Participant’s Continuous Service for reason other than Cause, or such longer period as may be set forth in the Award Agreement.

(b)                                 Termination by Death. Notwithstanding subsection (a), if a Participant’s Continuous Service should terminate as a result of the Participant’s death, or if a Participant should die within a period of 90 days after termination of the Participant’s Continuous Service under circumstances in which subsection (a) would permit the exercise of the Award following termination, the personal representatives of the Participant’s estate or the person or persons who shall have acquired the Award from the Participant by bequest or inheritance may exercise the Award at any time within one year after the date of death, but not later than the expiration date of the Award.

(c)                                  Termination by Disability. Notwithstanding subsection (a), if a Participant’s Continuous Service should terminate by reason of the Participant’s Disability, the Participant may exercise the Award at any time within one year after the date of termination but not later than the expiration date of the Award.

(d)                                 Termination for Cause. Notwithstanding anything herein to the contrary, and unless otherwise provided by the Award Agreement, if the Participant is terminated for Cause, all unexercised Awards granted to the Participant shall terminate immediately upon such termination.

(e)                                  Extension of Award Termination Date. The Administrator, in its sole discretion, may extend the termination date of an Award granted under the Plan without regard to the preceding provisions of this section.

12.2                        EFFECT OF TERMINATION OF CONTINUOUS SERVICE ON STOCK. Except as otherwise provided in an applicable Award Agreement or employment agreement with a Participant, or as otherwise provided by the Administrator, in the event that a Participant terminates Continuous Service with the Company for any reason, including Disability of the Participant, any unvested shares of Common Stock held by such Participant as of the date of such termination of Continuous Service shall be forfeited to the Company as of the date of termination of Continuous Service.

ARTICLE 13

REORGANIZATION, RECAPITALIZATION AND CHANGE IN CONTROL

13.1                        ADJUSTMENTS TO COMMON STOCK. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Participant of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (a) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased. Notwithstanding the foregoing, in no event shall any such adjustment be made which would render any award that is intended to be exempt from, or comply with, Section 409A to fail to comply with Section 409A.

13.2                        RECAPITALIZATION. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Participant shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

13.3                        CHANGE IN CONTROL. In the event of a Change in Control, the Administrator in its sole discretion may:

(a)                                 Substitution of Awards. negotiate a binding agreement whereby the surviving corporation or acquiring corporation may assume any outstanding Award under the Plan or may substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock (including an award to acquire the same consideration paid to the stockholders in the Change in Control) for those outstanding under the Plan; provided that with respect to each outstanding Award subject to Section 409A, any such substituted award meets the requirements of Section 409A;

(b)                                 Acceleration of Vesting. accelerate the vesting of outstanding Awards (and, if applicable, the time during which such Awards may be exercised);

(c)                                  Acceleration of Exercise: in lieu of, or in addition to, accelerating the vesting of outstanding Awards, the Administrator may, upon written notice to Participants, provide that all unexercised Awards must be exercised or satisfied upon the Change in Control or within a specified number of days of the date of such Change in Control or such Awards will terminate. In response to such notice, a Participant may make an irrevocable election to exercise the Participant’s Award contingent upon and effective as of the effective date stated in such notice. Any Award shall terminate if not exercised upon the time frame stated in the notice. The Administrator may, in its sole discretion, accelerate the vesting of any outstanding Award in connection with any proposed or completed Change in Control.

(d)                                 Cash-Out: prior to such a Change in Control, terminate any or all unexercised Awards (after acceleration of vesting) in exchange for cash or consideration similar to that received by stockholders of Common Stock of the Company in the Change in Control, less the exercise price required under any such Awards.

13.4                        OTHER EVENTS. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this article, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Administrator in its discretion as to the number and exercise price of shares of Common Stock or other consideration subject to such Award. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Administrator, the determination of which shall be conclusive.

13.5                        NO ADJUSTMENT FOR CERTAIN AWARDS. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair market value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

ARTICLE 14

AMENDMENT AND TERMINATION

14.1                        AMENDMENT OF THE PLAN. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Award previously granted without the consent of the affected Participant. Unless the stockholders of the Company shall have given their approval, the Board of Directors may not amend the Plan to (a) increase the maximum aggregate number of shares that may be issued under the Plan, (b) change the class of individuals eligible to receive Awards under the Plan, or (c) make any other change that would require stockholder approval under Applicable Laws.

14.2                        TERMINATION OF THE PLAN. The Board of Directors may at any time suspend or terminate the Plan. No such suspension or termination shall diminish or impair the rights under an Award previously granted without the consent of the affected Participant, and termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth anniversary of the Effective Date.

ARTICLE 15

GENERAL PROVISIONS

15.1                        TAX OBLIGATIONS. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state local and foreign income or other tax withholding obligation (including the Participant’s FICA or employment tax obligation) under Applicable Laws relating to the exercise or acquisition of Common Stock under an Award by tendering a cash payment or, if permitted by the Administrator, either withholding from any cash compensation paid to the Participant by the Company or its Affiliate or delivering to the Company owned and unencumbered shares of Common Stock. The number of shares of Common Stock which may be withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. Notwithstanding any provision to the contrary, all taxes associated with participation in the Plan, including any liability imposed under Section 409A, shall be borne by the Participant.

15.2                        SECTION 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A.

15.3                        RULE 16B-3. It is intended that, at any time the Company is Publicly Traded, the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

15.4                        SECTION 13(K). Notwithstanding any other provision of the Plan to the contrary, no Participant who is an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

15.5                        BENEFICIARY DESIGNATIONS. Each Participant may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Participant’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Participant’s beneficiary shall be the Participant’s estate.

15.6                        NO RIGHT TO CONTINUOUS SERVICE. Nothing contained in this Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of such

Participant’s Continuous Service by the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Continuous Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Award.

15.7                        JURISDICTIONS. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the Applicable Laws in which the Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries, to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed and to meet the objectives of the Plan. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Article 4. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

15.8                        FOREIGN CURRENCY. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. The amount payable will be determined by conversion from U.S. dollars at the exchange rate as selected by the Administrator on the date of exercise.

15.9                        OTHER BENEFITS. Unless so provided by the applicable plan, the amount of compensation deemed to be received by a Participant as a result of the exercise of an Award shall not constitute earnings with respect to which any other benefits of the person are determined, including without limitation benefits under any pension, profit sharing, life insurance, or disability or other salary continuation plan.

15.10                 CONFIDENTIALITY OF INFORMATION. Except as required by Applicable Laws, information regarding the grant of Awards under this Plan is confidential information of the Company and may not be shared with anyone other than the Participant’s immediate family and personal financial advisor and other person(s) designated by Participant by power of attorney or assignment.

15.11                 NO FUNDING. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

15.12                 SEVERABILITY. If any provision of this Plan is held by any court or governmental authority to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. Instead, each provision held to be illegal or invalid shall, if possible, be construed and enforced in a manner that will give effect to the terms of such provision to the fullest extent possible while remaining legal and valid.

15.13                 GOVERNING LAW AND VENUE. This Plan, and all Awards granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Nevada without regard to conflicts of laws principles.

15.14                 USE OF PROCEEDS. Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes, but in no event shall be used to purchase shares in the public market for issuance of Stock or Awards under the Plan.

15.15                 APPENDICES. The Administrator may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the share limitations contained in Article 4.

15.16                 INDEMNIFICATION. To the extent allowable pursuant to Applicable Laws, each member of the Administrator and of the Board of Directors shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which the member may be a party or in which the member may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

PROSPECT GLOBAL RESOURCES INC.

TO BE HELD AUGUST 30, 2013

The undersigned hereby appoints Damon G. Barber and Gregory M. Dangler, or either of them, as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Prospect Global Resources Inc. held of record by the undersigned, that the undersigned would be entitled to vote if personally present at the annual meeting of Stockholders to be held at the offices of Brownstein Hyatt Farber Schreck, LLP, 410 17th Street, Suite 2200, Denver, Colorado 80202 at 2:00 p.m. (Mountain time) on August 30, 2013, or any adjournment or postponement thereof.

1.                                      Election of directors.

☐                                    FOR the election as a director of the six nominees listed below (except as marked to the contrary below).

NOMINEES: Dr. Barry Munitz, Chad Brownstein, Marc Holtzman, Zhi Zhong Qiu, Conway J. Schatz and J. Ari Swiller.

☐                                    WITHHOLD AUTHORITY to vote for the following nominees:

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

2.                                      Authorize our board of directors to implement a 50 reverse stock split of up to 50-for-one.

☐                                    FOR

☐                                    AGAINST

☐                                    WITHHOLD AUTHORITY

3.                                      Approve the conversion of the $5.5 million of preferred stock held by two of our stockholders into the same units issued in our June 2013 public offering.

☐                                    FOR

☐                                    AGAINST

☐                                    WITHHOLD AUTHORITY

4.                                      To conduct an advisory vote on executive compensation.

☐                                    FOR

☐                                    AGAINST

☐                                    WITHHOLD AUTHORITY

5.                                      To conduct an advisory vote on the frequency of an advisory vote on executive compensation.

☐                                    ONE YEAR

☐                                    TWO YEARS

☐                                    THREE YEARS

☐                                    ABSTAIN

6.                                      To approve an amendment to Prospect’s Employee Equity Incentive Plan to increase the authorized number of shares under the plan.

7.                                      To approve an amendment to Prospect’s Director and Consultant Equity Incentive Plan to increase the authorized number of shares under the plan.

8.                                      To transact such other business as may properly come before the meeting.

☐                                    FOR

☐                                    AGAINST

☐                                    WITHHOLD AUTHORITY

In his discretion, the proxy is authorized to vote upon any matters which may properly come before the annual meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the stockholder, the proxy will be voted for the election of directors and in favor of the other proposals set forth on this proxy.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the annual meeting of Stockholders on August 30, 2013.

I ☐ plan ☐ do not plan to attend the annual meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE	Date:

SIGNATURE	Date:
Signature if held jointly

NOTE: Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.